COLLABORATION AND LICENCE AGREEMENT

DATED JANUARY 4, 2022
EXSCIENTIA AI LIMITED
and
SANOFI

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

CONTENTS

Clause		Page
1	Interpretation	1
2	Exclusivity	26
3	Target Selection	28
4	Approved Collaboration Targets	29
5	Research Activities	30
6	Development	34
7	Manufacturing	37
8	Regulatory	37
9	Commercialisation	38
10	[***]	38
11	Governance	38
12	Alliance Managers	42
13	Approved Collaboration Target Payments	43
14	Research Milestones	44
15	Development and Regulatory Milestones	45
16	Translational Milestones	46
17	Sales Milestones	46
18	Royalties	47
19	Payment Terms	49
20	Grant of Licences	51
21	Background Intellectual Property Rights	52
22	Ownership of IP	53
23	Prosecution and Maintenance	54
24	Defence and Enforcement	55
25	Trademarks	56
26	Data Security	56
27	Representations, Warranties and Covenants	57
28	Indemnities	59
29	Liability	61
30	Confidentiality	61
31	Press Releases	65
32	Term and Termination	65
33	Effect of Termination; Reversion	67
34	Force Majeure	69
35	Records and Audit	70
36	Assignment	70
37	General	71
38	Disputes	74
39	Governing Law and Jurisdiction	76

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

THIS AGREEMENT is dated January 4, 2022 (this “Agreement”)
BETWEEN:
(1)EXSCIENTIA AI LIMITED (registered in Scotland under SC428761), whose registered office is at Level 3, Dundee One River Court, 5 West Victoria Dock Road, Dundee, United Kingdom (“EXS”); and
(2)SANOFI, a French Société Anonyme, having its registered head office at 54, rue La Boétie, 75008 Paris, France (“Sanofi”), each a “Party” and together the “Parties”.
RECITALS
(A)EXS controls a proprietary, patient-first, artificial intelligence-driven, end-to-end integrated platform to rapidly design and develop novel small molecule precision drugs with an improved probability of success in the clinic.
(B)Sanofi is a pharmaceutical company with expertise in the development, manufacturing and commercialisation of pharmaceutical products.
(C)The Parties wish to collaborate to carry out target-based research programs leveraging EXS’s artificial intelligence-driven, end-to-end integrated platform to discover and validate novel targets in the oncology and immunology therapeutic areas, advance certain targets into small molecule inhibitor drug research projects following the Parties’ confirmation of the drug modality, accelerate the identification of certain development candidates and achieve certain translational milestones pursuant to a mutually-agreed research plan with respect to certain non-small molecule targets, in each case on the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.INTERPRETATION
1.1In this Agreement, the following terms will have the respective meanings set forth below:
1.1.1“Accounting Standard” means, with respect to a Party or its Affiliate or Sublicensee, GAAP or IFRS, as such Party, Affiliate or Sublicensee uses for its financial reporting obligations, in each case consistently applied.
1.1.2“Acquired Party Family” means, in the case of a Change of Control of a Party or its Affiliate, such Party or such Affiliate existing immediately prior to the Change of Control transaction and any subsidiaries thereof (then existing or thereafter created).
1.1.3“Acquiring Entity” means, in the case of a Change of Control of a Party or its Affiliate, the successor in interest, resulting entity, assignee or purchaser, as applicable, of such Party or such Affiliate.

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1.1.4“Acquiring Entity Family” means, in the case of a Change of Control of a Party or its Affiliate, the Acquiring Entity and its Affiliates existing immediately prior to the closing of the Change of Control transaction together with any future Affiliates of such Party or such Affiliate (but excluding the Acquired Party Family).
1.1.5“Active Internal R&D” means, with respect to a Target, [***] internal EXS Research or Development program that is [***], where EXS is conducting, [***] that are Directed To that Target.
1.1.6“Advanced-At-Risk Candidate” has the meaning given in Clause 6.1.
1.1.7“Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with, a Party for so long as such Person controls, is controlled by or is under common control with such Party. For purposes of this Clause 1.1.7 and Clause 1.1.26 only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties); or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
1.1.8“Agreed PDP Amount” has the meaning given in Clause 11.8(d).
1.1.9“Alliance Manager” has the meaning given in Clause 12.1.
1.1.10“Annual Net Sales” means, [***] for such [***] in a particular Calendar Year, [***].
1.1.11“Applicable Laws” means applicable laws, statutes, rules, regulations, treaties (including tax treaties), orders, judgments or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision, including, (a) to the extent applicable, GCP, GLP and GMP, (b) all applicable Data Protection Laws, and (c) written governmental interpretations or the application of any of the foregoing, in each case that are in force from time to time.
1.1.12“Approved Collaboration Target” has the meaning given in Clause 4.1(a).
1.1.13“Approved Collaboration Target Payment” has the meaning given in Clause 13.2.
1.1.14“Arbitrator” has the meaning given in Clause 38.3(c).
1.1.15“Auditing Party” has the meaning given in Clause 35.2.
1.1.16“Available Target” means each Target that is not an Excluded Target as of the time a determination is made in accordance with this Agreement.
1.1.17“Background IP” means, with respect to a Party, all Patents, Know-How and other intellectual property rights that are Controlled by such Party prior to the Effective Date or are otherwise developed by such Party outside of this Agreement.

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1.1.18“Back-Up Molecule” means, with respect to an Approved Collaboration Target, any of the back-up Small Molecules arising out of the Research Program directed to that Approved Collaboration Target.
1.1.19[***]
1.1.20“Blocking Third Party Intellectual Property” means, with respect to a Qualifying Small Molecule or Qualifying Small Molecule Product in any country, Patent Rights or Know-How in that country that are owned or controlled by a Third Party that are necessary or reasonably useful to Manufacture or Commercialise that Qualifying Small Molecule or Qualifying Small Molecule Product in that country.
1.1.21“Blocking Third Party Intellectual Property Costs” means, with respect to a Qualifying Small Molecule or Qualifying Small Molecule Product in any country, all amounts (including upfront license fees, royalties, milestones or any other payments amounts) that are actually paid by Sanofi or its Affiliates to a Third Party who owns or controls Blocking Third Party Intellectual Property to license or acquire the rights to such Blocking Third Party Intellectual Property, to the extent such amounts are attributable to the Manufacture or Commercialisation of that Qualifying Small Molecule or Qualifying Small Molecule Product in that country, as determined by Sanofi or its Affiliates using its applicable Accounting Standards.
1.1.22“Budget Estimate” has the meaning given in Clause 6.5(c).
1.1.23“Business Day” means any day other than Saturday, Sunday, or any day that banks in (a) London, England, (b) Paris, France or (c) New York, New York are required to be closed.
1.1.24“Calendar Quarter” means each successive period of three (3) calendar months commencing on 1 January, 1 April, 1 July and 1 October, except that the first Calendar Quarter of the Term will commence on the Effective Date and end on the day immediately prior to the first to occur of 1 January, 1 April, 1 July or 1 October after the Effective Date and the last Calendar Quarter will end on the effective date of expiration or termination of this Agreement.
1.1.25“Calendar Year” means: (a) the period starting on the Effective Date and ending on 31 December following the Effective Date; and (b) each period of twelve (12) consecutive months starting on 1 January following the Effective Date, except for the final Calendar Year, which will start on 1 January of the year in which termination or expiry of this Agreement occurs and end on the date of termination or expiry of this Agreement.
1.1.26“Change of Control” means, with respect to a Party, from and after the Effective Date: (a) a merger or consolidation in which (i) such Party is a constituent party, or (ii) an Affiliate of such Party that directly or indirectly controls such Party is a constituent party, except in the case of either clause (i) or (ii) any such merger or consolidation involving such Party or such Affiliate in which the shares of capital stock of such entity outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or are exchanged for shares of capital stock which represent, immediately following such merger or consolidation, fifty percent (50%) or more by voting power of the capital stock of (A) the surviving or resulting corporation or (B) a parent corporation of such surviving or resulting corporation,

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whether direct or indirect; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by such Party or an Affiliate of such Party of all or substantially all of the assets of such Party or such Affiliate taken as a whole and whether owned directly or indirectly through Affiliates (except where such sale, lease, transfer, exclusive license or other disposition is to an Affiliate of such Party existing prior to such time); or (c), any “person” or “group”, as such terms are defined in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, in a single transaction or series of related transactions, becomes the beneficial owner as defined under the U.S. Securities Exchange Act of 1934, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of fifty percent (50%) or more by voting power of the then-outstanding capital stock or other equity interests of such Party or a subsidiary of such Party.
1.1.27“Claim” means any suit, claim, action, proceeding or demand.
1.1.28“Clinical Development” means, in respect of a Collaboration Development Candidate, Development carried out from the start of the first Phase 1 Clinical Trial (including all preparatory activities with respect to such Phase 1 Clinical Trial) for that Collaboration Development Candidate (or a Qualifying Small Molecule Product containing or comprising that Collaboration Development Candidate) until Regulatory Approvals required for all Indications of the applicable Qualifying Small Molecule Product for that Collaboration Development Candidate have been obtained in all of the Major Markets, including any Development related to any Phase 4 Clinical Trial or other post-approval commitments.
1.1.29“Clinical Development Costs” means, in relation to a Collaboration Development Candidate, the FTE Costs and Out-of-Pocket Expenses incurred by or on behalf of a Party or its Affiliates that are directly attributable or reasonably allocable to Clinical Development activities for that Collaboration Development Candidate.
1.1.30“Clinical Trial” means any clinical investigation conducted on human subjects, as that term is defined in FDA regulations at 21 C.F.R. § 312.3, or a similar clinical investigation conducted on human subjects, as defined under Applicable Law outside the United States, including any Phase 1 Clinical Trial, Phase 1/2 Clinical Trial, Phase 2 Clinical Trial, Pivotal Trial, Phase 3 Clinical Trial or Phase 4 Clinical Trial.
1.1.31“Code” means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et. seq. (as amended).
1.1.32“Collaboration Development Candidates” means, with respect to an Approved Collaboration Target, the Licensed Collaboration Development Candidates [***] for that Approved Collaboration Target.
1.1.33“Collaboration Disease Field” means oncology (including immuno-oncology) and Immunology.
1.1.34 “Collaboration NSM Target” has the meaning given in Clause 3.4.
1.1.35“Collaboration Targets” has the meaning given in paragraph 3.3 of Schedule 1.

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1.1.36“Commercialisation” means any and all activities directed to the commercialisation of a product, including: marketing; detailing; promotion; market research; distributing; order processing; handling returns and recalls; booking sales; customer service; administering and commercially selling such product; importing, exporting and transporting such product for commercial sale; and seeking Pricing Approval of a product (if applicable), whether before or after Regulatory Approval has been obtained, as well as all regulatory compliance with respect to the foregoing. For clarity, “Commercialisation” does not include: (a) Manufacturing or (b) any Clinical Trials and other trials commenced after Regulatory Approval. When used as a verb, “Commercialise” means to engage in Commercialisation. “Commercial” is to be interpreted accordingly.
1.1.37“Commercially Reasonable Efforts” means:
(a)with respect to Sanofi’s obligations under this Agreement [***], the carrying out of such obligations or tasks with a level of efforts and resources [***] consistent with the efforts and resources that [***]; and
(b)with respect to EXS’s obligations under this Agreement [***] the carrying out of such obligations or tasks with a level of efforts and resources [***], consistent with the efforts and resources that [***].
1.1.38“Committee” means each of the Joint Steering Committee and any Subcommittee established under this Agreement.
1.1.39“Competing Product” has the meaning given in Clause 2.4.
1.1.40“Confidential Information” means, with respect to a Party, all confidential or proprietary information Controlled by such Party, including chemical or biological materials, chemical structures, Research plans, Development plans, Commercialisation plans, correspondence, customer lists, Know-How, regulatory filings, strategies, or other information or data, in each case that are disclosed or made available by or on behalf of such Party to the other Party pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic or electronic form.
1.1.41“Control” means (a) in relation to any Patent Rights or other intellectual property right (excluding Know-How), the possession by a Party of the right to grant (other than by virtue of a licence granted to such Party in this Agreement) a licence or sublicence of such Patent Rights or other intellectual property right under the terms of this Agreement without breaching the terms of any agreement between that Party and any Third Party; (b) in relation to Know-How or any other materials (including Confidential Information), the possession by a Party of the right (other than by virtue of a licence granted to such Party in this Agreement) to supply such Know-How or materials to the other Party under the terms of this Agreement without breaching the terms of any agreement between that Party and any Third Party; and (c) in relation to a Small Molecule, the possession by a Party of the right to supply that Small Molecule to the other Party under the terms of this Agreement for Development as a candidate that is Directed To an Approved Collaboration Target without breaching the terms of any agreement between that Party and any Third Party. “Controlled” is to be interpreted

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accordingly. Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control of a Party, then, whether or not this Agreement is assigned to the Acquiring Entity, any intellectual property rights owned or controlled by the Acquiring Entity Family will not be deemed to be Controlled by such Party after the effective date of such Change of Control transaction for purposes of this Agreement, except to the extent any such intellectual property rights are (i) developed, acquired or otherwise Controlled by the Acquiring Entity Family pursuant to or in connection with a licence or other agreement between the Acquiring Party or any of its Affiliates, on the one hand, and such Party, on the other hand [***], (ii) developed or acquired by the Acquiring Entity Family following such Change of Control with the use of or access to the subject matter used or made available by the Acquired Party Family under this Agreement, or (iii) used by the Acquiring Entity Family in the Development, Manufacture or Commercialisation of [***] by or on behalf of the Acquiring Entity Family.
1.1.42“Cost Share Candidate” has the meaning given in Clause 6.6.
1.1.43“Cover” means, with reference to a claim in a Patent or to a Valid Claim, as applicable, and a compound or product (including a composition of matter), that the Research, Development, Manufacture, Commercialisation, making, using, offering to sell, selling, importing or exporting of such compound or product would infringe such claim or Valid Claim in the country in which such activity occurs without a licence thereto (or ownership thereof).
1.1.44“Cure Period” has the meaning given in Clause 32.4.
1.1.45“Cycle Time” means the period of time [***].
1.1.46“D&R Milestone” has the meaning given in Clause 15.1.
1.1.47“D&R Milestone Payment” has the meaning given in Clause 15.1.
1.1.48“Data Protection Laws” means any and all Applicable Laws relating (specifically or generally) to the processing of data relating to living persons including (a) all U.S. state and federal privacy and data protection laws, including, to the extent applicable, the Health Insurance Portability and Accountability Act of 1996), as amended by the Health Information Technology for Economic and Clinical Health Act adopted as part of the American Recovery and Reinvestment Act of 2009; (b) the General Data Protection Regulation ((EU) 2016/679) (“EU GDPR”) and any national implementing law relating thereto; (c) the EU GDPR as it forms part of “retained EU law” as defined in the European Union (Withdrawal) Act 2018 as amended from time to time; and (d) the UK Data Protection Act 2018.
1.1.49“[***]” has the meaning given in Clause 26.1.
1.1.50“Defend and Enforce” means, with respect to any Patent Rights, Know-How or other intellectual property rights, any and all activities related to defending or enforcing those intellectual property rights in any action or proceeding by or against a Third Party, and “Defence and Enforcement” is to be interpreted accordingly.

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1.1.51“Development“ means clinical drug development activities and other development activities with respect to a compound or product, including Clinical Trials (and other trials commenced after Regulatory Approval), test method development and stability testing; toxicology; formulation; process development; qualification; validation; quality assurance and quality control; statistical analysis and report writing; the preparation and submission of INDs and MAAs; medical and regulatory affairs with respect to the foregoing and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval. For clarity, “Development” does not include Research or Manufacturing. When used as a verb, “Develop” means to engage in Development.
1.1.52“Development Candidate Data Package” means, with respect to a Target and the Lead Molecule and each of the Back-Up Molecules that are Directed To such Target, [***] information package relating to such each Small Molecule, containing such items set forth in Schedule 6, to the extent such information is in existence and in the Control of EXS or its Affiliates at the time that such information package is delivered to Sanofi in accordance with this Agreement and including such other information that the Joint Steering Committee may agree upon in accordance with Clause 3.2(f).
1.1.53“Directed To” means, with regard to a particular Target, that the compound or product at issue [***] such Target or other binding partner, and [***] causes pharmacologically relevant activity with respect to such Target.
1.1.54“Disclosing Party” means, in relation to the Confidential Information of:
(a)EXS or any of EXS’s Affiliates, EXS; or
(b)Sanofi or any of Sanofi’s Affiliates, Sanofi.
1.1.55“Discovery Activity Commencement” has the meaning given in paragraph 4.4(a) of Schedule 1.
1.1.56“Dispute” has the meaning given in Clause 38.1.
1.1.57“Effective Date” means the later of: (a) the date on which Sanofi executes this Agreement; and (b) the date on which EXS executes this Agreement.
1.1.58“Enforcing Party” has the meaning given in Clause 24.3.
1.1.59“EU” means all countries that are officially recognised as member states of the European Union at any particular time.
1.1.60“Excluded Target” means any Target that is, at a given point in time, an [***] Third Party Target or EXS Internal Target.
1.1.61“Excluded Target List” has the meaning given in paragraph 2.3 of Schedule 1.
1.1.62“Exclusions Lists” has the meaning given in Clause 1.1.244.

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1.1.63“[***]” means one (1) or more Targets that [***] in each case, as designated by the Parties via the Joint Steering Committee pursuant to [***].
1.1.64“[***] Third Party Target” means, at a given point in time, any Target that EXS is unable to Research under this Agreement because [***].
1.1.65“EXS Background IP” means Background IP Controlled by EXS, but excluding any EXS Platform Technology IP. EXS Background IP is Confidential Information of EXS.
1.1.66[***] means any Patent Rights, Know-How or other intellectual property rights arising out of a Research Program that [***]. By way of example, [***].
1.1.67“EXS Indemnitees” has the meaning given in Clause 28.1.
1.1.68“EXS Internal Target” means, at a given point in time, any Target (other than a Collaboration Target (solely for the period of time described in Clause 2.1(c)), Substitution Target or Approved Collaboration Target) that is then subject to Active Internal R&D.
1.1.69“EXS Internalization Notice” has the meaning given in paragraph 3.7 of Schedule 1.
1.1.70“EXS Knowledge-Based Target” has the meaning given in paragraph 1.1(c) of Schedule 1.
1.1.71“EXS Platform Invention” means any invention that is conceived or reduced to practice [***] directly in the conduct of any Research Program that relates specifically to the EXS Platform Technology (including those that constitute improvements, modifications or enhancements to the EXS Platform Technology) that do not incorporate or arise from Sanofi Background IP, EXS Project IP or Sanofi Collaboration IP. For the avoidance of doubt: (a) any Know-How that is generated in the course of conducting any Research Program that relates specifically to that Research Program or a Qualifying Molecule or Qualifying Product for an Approved Collaboration Target or NSM Collaboration Target, including any Know-How relating to models generated solely from Sanofi Background IP shall not be an EXS Platform Invention (and, for clarity, such Know-How will be [***] in accordance with Clause 22); and (b) the Parties do not intend to create EXS Platform Inventions during the conduct of the Research Programs.
1.1.72“EXS Platform Technology” means: (a) the proprietary coding, software, mathematical or probabilistic models that predict the likelihood of compounds being active against a specified biological target or having a particular ADMET parameter, automated design algorithms, evolutionary design algorithms, active learning algorithms, an integrated structural database, and structure-based design programs, in each case which are controlled by EXS as of the Effective Date or otherwise during the Term and which comprise EXS’s artificial intelligence-based drug discovery platform; and (b) any enhancement, refinement, modification or improvement to any technology falling within the scope of sub-clause (a) (including all EXS Platform Inventions). For the avoidance of doubt, EXS Platform Technology will not embody any EXS Project IP or Sanofi Collaboration IP; however Sanofi acknowledges that EXS may develop EXS Platform Technology that [***].

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1.1.73“EXS Platform Technology IP” means the Patent Rights, Know-How and other intellectual property rights subsisting in EXS Platform Technology.
1.1.74“EXS Project IP” has the meaning given in Clause 22.1.
1.1.75“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et seq., as it may be amended from time to time, and the rules, regulations, guidance, guidelines, and requirements promulgated or issued thereunder.
1.1.76“Field” means any and all uses or purposes, including the treatment, prophylaxis, palliation, diagnosis or prevention of any human or animal disease, disorder or condition.
1.1.77“First Commercial Sale” means, with respect to a Qualifying Small Molecule Product in a country in the Territory, the first sale to a Third Party of that Qualifying Small Molecule Product for monetary value in that country for use or consumption by the general public after all Regulatory Approvals that are required in order to sell that Qualifying Small Molecule Product in that country have been obtained and for which any of Sanofi or its Affiliates or Sublicensees has invoiced sales of that Qualifying Small Molecule Product in that country in the Territory; provided, however, that the following will not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee of Sanofi, unless such Affiliate or Sublicensee is the last Person in the distribution chain of the Qualifying Small Molecule Product; (b) any use of such Qualifying Small Molecule Product in Clinical Trials or non-clinical Research activities with respect to such Qualifying Small Molecule Product by or on behalf of a Party; or (c) any disposal or transfer of such Qualifying Small Molecule Product for a bona fide charitable purpose, compassionate use or samples.
1.1.78[***] has the meaning given in Clause 4.5.
1.1.79[***] has the meaning given in Clause 4.5.
1.1.80“Floor” has the meaning given in Clause 18.4(a).
1.1.81“Force Majeure Event” means any cause or causes beyond a Party’s reasonable control to the extent such cause or causes could not reasonably be planned for or avoided including any of the following: acts of God, fires, earthquakes, acts of war, terrorism, civil unrest, hurricane or other inclement weather, embargoes, shortages, epidemics, quarantines, strikes, lockouts or other labour disturbances (whether involving the workforce of the affected Party or of any other Person), or acts, omissions or delays in acting by any Governmental Authority (except to the extent such omission or delay results from the breach by the affected Party or any of its Affiliates of its or their Research, Development, Manufacturing or Commercialisation obligations or any other term or condition of this Agreement).
1.1.82“FTE” means a full-time equivalent person year (consisting of [***] hours per year) of work as an employee or contractor as tracked by a Party using its standard practice and methodologies. For clarity, indirect personnel (including support functions such as alliance management, managerial, financial, legal or business development) will not constitute FTEs. Notwithstanding the foregoing, the time of a single individual will not account for more than

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one FTE for a given Calendar Year (or applicable pro rata portion of an FTE during any Calendar Quarter or other period of less than a Calendar Year).
1.1.83“FTE Costs” means the actual direct and indirect costs of the performing Party’s FTE for the performance of Clinical Development activities, per one full FTE (including personnel and travel expenses), multiplied by the number of FTEs.
1.1.84“Gatekeeper” has the meaning given in paragraph 2.1 of Schedule 1.
1.1.85“GCP” means the applicable then-current ethical and scientific quality standards for designing, conducting, recording and reporting Clinical Trials as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, in the United States, Good Clinical Practices established through FDA guidances, and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6), to the extent such standards are not less stringent than United States GCP.
1.1.86“Generic Version” means, with respect to a Qualifying Small Molecule Product in a country in the Territory, any pharmaceutical product that: (a) (x) is distributed by a Third Party under a MAA approved by a Regulatory Authority [***] of such Qualifying Small Molecule Product, including any [***]; or (y) is otherwise substitutable under Applicable Law for such Qualifying Small Molecule Product when dispensed without the intervention of a physician or other health care provider with prescribing authority; and (b) is sold in the same country by any Third Party that (i) is not a Sublicensee (other than a Sublicensee that has been granted a sublicence by Sanofi solely in connection with any settlement) and (ii) did not purchase such pharmaceutical product in a chain of distribution that included any of Sanofi or its Affiliates or Sublicensees.
1.1.87“GLP” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, in the United States, those promulgated or endorsed by the FDA in U.S. 21 C.F.R. Part 58, or the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities outside of the United States, to the extent such standards are not less stringent than United States GLP.
1.1.88“GMP” means all applicable then-current good manufacturing practice standards relating to fine chemicals, intermediates, bulk products or finished pharmaceutical or biological products, as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, as applicable: (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211; (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products” and (c) all Applicable Law promulgated by any Governmental Authority having jurisdiction over the Manufacture of the applicable compound or pharmaceutical or biological product, as applicable.
1.1.89“Governmental Authority” means any: (a) federal, state, local, municipal, foreign or other government; (b) governmental or quasi-governmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental

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division, instrumentality, office, officer, official, organisation, representative, subdivision, unit, and any court or other tribunal); (c) multinational governmental organisation or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including any arbiter).
1.1.90“Handoff” has the meaning given in Clause 6.2.
1.1.91[***] has the meaning given in Clause 38.3(a).
1.1.92“IFRS” means the International Financial Reporting Standards.
1.1.93“Immunology” means the therapeutic area of immunology (including [***]).
1.1.94“IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto. References herein to IND will include, to the extent applicable, any foreign counterpart of the foregoing filed with a Regulatory Authority outside the U.S. for the investigation of a product in any other country or group of countries (such as a Clinical Trial Application in the EU) in conformance with the requirements of such Regulatory Authority.
1.1.95“Initial Pathways of Interest” means those [***] set forth in Schedule 7.
1.1.96“Indemnified Party” has the meaning given in Clause 28.3.
1.1.97“Indemnifying Party” has the meaning given in Clause 28.3.
1.1.98“Independent Accountant” means, in relation to a Party’s exercise of its audit rights under Clause 35:
(a)any of KPMG, PwC, Deloitte or EY (or their successors); or
(b)any other internationally recognised independent public accountant approved by the other Party in writing.
1.1.99“Indication” means a specific disease or medical condition in humans that is approved by a Regulatory Authority to be included as a discrete claim (as opposed to a variant or subdivision or subset of a claim) in the labelling of a product based on the results of a separate Pivotal Trial(s) sufficient to support Regulatory Approval of such claim; provided, however, with respect to [***] Indications, a particular [***] Indication will be considered distinct from another [***] Indication only if it has [***]. For clarity, the following will be part of the same Indication: (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***] or (f) [***].
1.1.100 “Infringement” has the meaning given in Clause 24.2.
1.1.101“Initiation” means (a) with respect to a Phase 1 Clinical Trial (or the Phase 1 Clinical Trial portion of a Phase 1/2 Clinical Trial), the administration of the first dose of a Qualifying Product to the first patient (or volunteer, as relevant) participating in such Clinical Trial or (b) with respect to any Clinical Trial other than as set forth in sub-clause (a), the administration

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of the first dose of a Qualifying Product or placebo to the first patient (or volunteer, as relevant) participating in such Clinical Trial.
1.1.102“Insolvency Event” means circumstances under which a Party (a) has a receiver or similar officer appointed over all or a material part of its assets or business; (b) passes a resolution for winding-up of all or a material part of its assets or business (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court enters an order to that effect; (c) has entered against it an order for relief recognising it as a debtor under any insolvency or bankruptcy laws (or any equivalent order in any jurisdiction); or (d) enters into any composition or arrangement with its creditors with respect to all or a material part of its assets or business (other than relating to a solvent restructuring).
1.1.103[***] has the meaning given in Clause 2.3(a).
1.1.104[***] has the meaning given in Clause 2.3(b).
1.1.105“Invention” means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived or reduced to practice.
1.1.106“Joint Steering Committee” has the meaning given in Clause 11.1.
1.1.107“Know-How” means algorithms, data, information, Inventions, improvements, knowledge, methods (including methods of use or administration or dosing), practices, results, software, techniques, technology and trade secrets, including analytical and quality control data, analytical methods (including applicable reference standards), assays, pre-clinical models, biomarkers, batch records, chemical structures and formulations, crystallisation methods, X-ray diffraction data and analyses, compositions of matter, formulae, synthesis route, manufacturing data, in vitro and in vivo pharmacological, toxicological and clinical test data and results, processes, reports, research data, research tools, sequences, standard operating procedures and techniques, in each case, whether patentable or not, and, in each case, tangible manifestations thereof.
1.1.108“Knowledge Graph” has the meaning given in paragraph 1.1 of Schedule 1.
1.1.109“Knowledge Graph Output” has the meaning given in paragraph 1.1 of Schedule 1.
1.1.110“Lead Identification Data Package” has the meaning given in Clause 5.7.
1.1.111“Lead Molecule” means, with respect to an Approved Collaboration Target, the lead Small Molecule arising out of the Research Program directed to that Approved Collaboration Target.
1.1.112“Licensed Collaboration Development Candidate” means, for a given Approved Collaboration Target, any Small Molecule Controlled by EXS or any of its Affiliates as of the Effective Date or during the Term for such Approved Collaboration Target that is selected by Sanofi under the Small Molecule Research Project with respect to that Approved Collaboration Target under Clause 6.1.

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1.1.113“Licensed Product Patent” means, for a given Approved Collaboration Target, any Patent Rights (including all claims and the entire scope of claims therein) comprised in the EXS Project IP.
1.1.114“Licensed Small Molecule Product” means any product in the Field that (a) is Directed To any Approved Collaboration Target; and (b) contains or comprises a Licensed Collaboration Development Candidate.
1.1.115“Loss” or “Losses” means all damages, losses, liabilities, fines, penalties, interest and claims (including Taxes), and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, experts, settlement and judgment).
1.1.116“M1 Criteria” means, with respect to a compound, the criteria that serve as a basis for Sanofi’s determination in accordance with its standard internal policies and formal governance procedures to further commit resources to potentially achieve [***] for such compound, which criteria include, as applicable, (a) identification of [***] (b) establishment of [***] (c) development of [***] and (d) any other criteria used by Sanofi to determine whether to advance such compound towards achievement of [***].
1.1.117“M2 Criteria” means, with respect to a compound, the criteria that serve as a basis for Sanofi’s determination in accordance with its standard internal policies and formal governance procedures to further commit resources to potentially achieve [***].
1.1.118“MAA” means a marketing authorisation application or similar application, as applicable, and all amendments and supplements thereto, submitted to the FDA, EMA or any equivalent filing in a country or regulatory jurisdiction other than the U.S. or EU with the applicable Regulatory Authority, to obtain Regulatory Approval for a pharmaceutical or biological product, in a country or in a group of countries.
1.1.119“Major Country” means [***].
1.1.120“Major Markets” means [***].
1.1.121“Market” means either a country or region, in each case, as determined in accordance with Sanofi’s internal policies, as applied consistently to Third Parties.
1.1.122 “Manufacture” means all activities related to the manufacturing of a compound or product or any component or ingredient thereof, including the production, manufacture, having manufactured, processing, filling, finishing, packaging, labelling, shipping and holding of that compound or product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterisation, stability testing, quality assurance and quality control. When used as a verb, “Manufacture” means to engage in Manufacture.
1.1.123“Material Transfer Agreement” means any Material Transfer Agreement entered into between the Parties, a template of which is attached hereto as Schedule 5.

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1.1.124“NDA” means, with respect to a pharmaceutical product, a New Drug Application submitted to the FDA in accordance with the FFDCA, and the rules and regulations promulgated thereunder, or any foreign counterpart to the foregoing filed with any Regulatory Authority outside of the United States in conformance with the requirements of such Regulatory Authority.
1.1.125“Negotiation Period” has the meaning given in Clause 10.1.
1.1.126“Net Sales” means, with respect to a Qualifying Small Molecule Product, for any period, the gross amount invoiced by Sanofi or its Affiliates or Sublicensees for the sale of such Qualifying Small Molecule Product to Third Parties, commencing with the First Commercial Sale of such Qualifying Small Molecule Product upon meeting the applicable IFRS revenue recognition criteria less the following amounts, determined in accordance with IFRS, which are actually incurred, allowed, accrued or specifically allocated, with respect to such Qualifying Small Molecule Product over such period:
(a)[***];
(b)[***];
(c)[***];
(d)[***];
(e)[***];
(f)[***];
(g)[***];
(h)[***];
(i)[***]; and
(j)[***].
Net Sales shall not include: (i) the sale, transfer or other disposition of a Qualifying Small Molecule Product (x) prior to Regulatory Approval for use in Clinical Trials, (y) free of charge for use in special access programs or for compassionate use, or (z) free of charge of reasonable quantities of promotional samples; or (ii) the transfer of Qualifying Small Molecule Products to an Affiliate or Sublicensee, provided that, (x) unless subject to an exception in the foregoing proviso (i), the First Commercial Sale occurs if the Affiliate or Sublicensee is the end user and provided further that (y) Sanofi does not consolidate the revenues recognised by the Affiliate or Sublicensee with respect to any further resale of the Qualifying Small Molecule Product.
In the event that a Qualifying Small Molecule Product is sold in any country in the form of a pharmaceutical preparation in final form containing a Qualifying Small Molecule in combination with one or more active ingredients, for sale by prescription, over-the-counter or

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any other method either as a fixed dose or unit or as separate doses or units in a single package (a “Combination Product”), Net Sales of such Combination Product will be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction [***] in such Combination Product. If either the Qualifying Small Molecule Product that contains the Qualifying Small Molecule(s) as its sole active ingredient, on the one hand, or the Other Items (individually or collectively) are not sold separately in a particular country in the same Calendar Quarter, [***].
1.1.127“Nomination List” has the meaning given in paragraph 3.3 of Schedule 1.
1.1.128“Non-Enforcing Party” has the meaning given in Clause 24.3.
1.1.129“Non-Small Molecule Target” means any Target for which the modality Directed To such Target is not a Small Molecule Inhibitor.
1.1.130“Non-Validated Sanofi-Originated Target” has the meaning given in paragraph 1.4 of Schedule 1.
1.1.131“NSM Option” has the meaning given in paragraph 4.4(b) of Schedule 1.
1.1.132“NSM Option Period” has the meaning given in paragraph 4.4(b) of Schedule 1.
1.1.133“NSM Research Plan” has the meaning given in Clause 3.4.
1.1.134“Option Period” has the meaning given in Clause 2.3(b).
1.1.135“Out-of-Pocket Expenses” means, with respect to certain Clinical Development activities, specifically identifiable expenses paid or payable by a Party or its Affiliates to Third Parties to conduct those Clinical Development activities, including payments to contract personnel.
1.1.136“Party” has the meaning given in the preamble to this Agreement.
1.1.137“Patent Rights” means: (a) any patent or patent application in any country or supranational jurisdiction worldwide, including any provisional patent application; (b) any application claiming priority to any such patent or patent application or any substitution, divisional, continuation, continuation-in-part, reissue, renewal, registration, confirmation or the like of any such patent or patent application, or (c) any extension or restoration by any existing or future extension or restoration mechanism, including revalidation, reissue, re-examination or extension, including any supplementary protection certificate of any of the foregoing.
1.1.138“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organisation, Governmental Authority or any other entity not specifically listed herein.
1.1.139“Phase 1 Clinical Trial” means a Clinical Trial which provides for the first introduction into humans of a product, conducted in normal volunteer subjects or patients to get information on product safety, tolerability, immunogenicity, pharmacological activity or pharmacokinetics, as

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further described in 21 C.F.R. 312.21(a), as amended from time to time, or its foreign equivalents.
1.1.140“Phase 1/2 Clinical Trial” means a Clinical Trial that combines both a Phase 1 Clinical Trial and a Phase 2 Clinical Trial into a single protocol, where the Phase 1 Clinical Trial portion is performed first to (a) establish initial safety, tolerability, pharmacokinetic and pharmacodynamic information for a product as a monotherapy or in combination with another agent or (b) determine the maximum tolerable dose of a product in subjects, and the Phase 2 Clinical Trial portion is performed second to further evaluate safety and/or efficacy of that product as a monotherapy or in combination with another agent in subjects treated with a selected dose.
1.1.141“Phase 2 Clinical Trial” means a Clinical Trial of a product, the principal purpose of which is to evaluate the effectiveness of such product for a particular Indication or Indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such product, as described in 21 C.F.R. 312.21(b), as amended from time to time, or a similar clinical study prescribed by the relevant Regulatory Authority in a country other than the U.S.
1.1.142“Phase 3 Clinical Trial” means a Clinical Trial on a sufficient number of subjects that is designed to establish that a product is safe and efficacious for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, and to support Regulatory Approval for such product, as described in 21 C.F.R. 312.21(c), as amended from time to time, or a similar clinical study prescribed by the relevant Regulatory Authority in a country other than the U.S.
1.1.143“Phase 4 Clinical Trial” means a Clinical Trial for a product with respect to any Indication commented after Regulatory Approval has been received for that product in such Indication.
1.1.144“Pivotal Trial” means a single randomised, controlled (e.g. compared against SOC (standard of care), e.g. against a checkpoint inhibitor alone) Clinical Trial of a Qualifying Product that: (a) (i) satisfies the requirements of 21 C.F.R. 312.21(c) or corresponding foreign regulations or (ii) is intended to provide sufficient efficacy data to support the filing of a MAA for such Qualifying Product without the need for additional Clinical Trials; and (b) which, at the time of Initiation of such Clinical Trial, is expected to be the basis for EU Regulatory Approval or Regulatory Approval by the FDA of such Qualifying Product based on discussions with the relevant Regulatory Authority. For clarity, a Pivotal Trial shall include Phase 3 Clinical Trials.
1.1.145“Preliminary Research Plan” has the meaning given in Clause 3.2.
1.1.146“Pricing Approval” means any approval, agreement, determination or decision establishing prices that can be charged to consumers for a pharmaceutical or biological product or that will be reimbursed by Governmental Authorities for a pharmaceutical or biological product, in each case, in a country where Governmental Authorities approve or determine pricing for pharmaceutical or biological products for reimbursement or otherwise.
1.1.147[***] has the meaning given in Clause 1.1.63.

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1.1.148“Prioritisation Data Package” means, with respect to a Target listed in the Target Pool Shortlist, an information package related to such Target that is sufficient for the Joint Steering Committee to be able to determine [***], in each case, containing such information to be agreed upon by the Parties through the Joint Steering Committee
1.1.149“Prioritised Target” has the meaning given in paragraph 3.2 of Schedule 1.
1.1.150“Processing” (including its cognate, “Process”) means any operation or set of operations that is performed upon data, whether or not by automatic means, including, but not limited to, collection, recording, organization, storage, access, adaptation, alteration, retrieval, consultation, 10 use, disclosure, dissemination, making available, alignment, combination, blocking, deleting, appending, erasure, or destruction.
1.1.151“Product Patent” means any Licensed Product Patent or Sanofi Product Patent.
1.1.152“Prosecution and Maintenance” means, with respect to Patent Rights:
(a)the preparing, filing, prosecuting and maintenance of such Patent Right (including conducting all correspondence and interactions with any government office or court having jurisdiction over the same), including the right to apply for Patent Rights pursuant to The Agreement on Trade-Related Aspects of Intellectual Property Rights or pursuant to any other convention, treaty, agreement or understanding; and
(b)seeking, conducting or defending re-examinations, reissues, requests for patent term extensions and the like with respect to such Patent Right, together with the conduct of interferences, inter partes reviews, post-grant reviews, the defence of oppositions and other similar proceedings with respect to such Patent Right (whether before or after issuance), and “Prosecute and Maintain” and “Prosecuting and Maintaining” are to be interpreted accordingly.
1.1.153[***]
1.1.154“Publication” has the meaning given in Clause 30.5.
1.1.155“Publishing Party” has the meaning given in Clause 30.5.
1.1.156“Qualifying Molecule” means any Qualifying Small Molecule or Qualifying Non-Small Molecule.
1.1.157“Qualifying Non-Small Molecule” means any molecule arising out the Parties’ activities under an NSM Research Plan that is Directed To a Collaboration NSM Target.
1.1.158“Qualifying Non-Small Molecule Product” means any product in the Field that is Directed To any Collaboration NSM Target and contains or comprises a Qualifying Non-Small Molecule.

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1.1.159“Qualifying Product” means any Qualifying Small Molecule Product or any Qualifying Non-Small Molecule Product.
1.1.160“Qualifying Small Molecule” means any (a) Licensed Collaboration Development Candidate that is Directed To an Approved Collaboration Target (excluding any Termination Molecule) or any (b) [***] that is Directed To an Approved Collaboration Target.
1.1.161“Qualifying Small Molecule Product” means any product in the Field that (a) is Directed To any Approved Collaboration Target; and (b) contains or comprises a Qualifying Small Molecule.
1.1.162“Receiving Party” means, in relation to Confidential Information of:
(a)EXS or any of EXS’s Affiliates, Sanofi; or
(b)Sanofi or any of Sanofi’s Affiliates, EXS.
1.1.163“Regulatory Approval” means, with respect to a country or jurisdiction, any approval, licence and authorisation of the applicable Regulatory Authority necessary for the marketing and sale of a product for a particular Indication in a country or region (including, to the extent necessary for the marketing and sale of that product, separate Pricing Approvals), and any approval by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.
1.1.164“Regulatory Authority” means any national or supranational Governmental Authority, including the United States Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S., the United Kingdom Medicines and Healthcare products Regulatory Agency in the United Kingdom, the European Medicines Agency (and any successor entity thereto) (the “EMA”) in the EU and any equivalent health regulatory authority in any country or jurisdiction that that is a counterpart to the foregoing agencies, in each case, that holds responsibility for development, manufacture and commercialisation of, and the granting of a Regulatory Approval for, a pharmaceutical or biological product in that country or jurisdiction.
1.1.165“Regulatory Exclusivity” means, with respect to a Qualifying Small Molecule Product, any rights or protections which are recognised, afforded or granted by the FDA or any other Regulatory Authority in any country or jurisdiction of the Territory, in association with the Regulatory Approval of the Qualifying Small Molecule Product, providing the Qualifying Small Molecule Product: [***] a period of marketing exclusivity, during which a Regulatory Authority recognising, affording or granting such marketing exclusivity will refrain from either reviewing or approving a MAA or similar regulatory submission, submitted by a Third Party seeking to market a Generic Version of such Qualifying Small Molecule Product, [***]
1.1.166“Regulatory Materials” means the regulatory applications, registrations, authorisations and approvals (including approvals of MAAs, supplements and amendments, pre- and post-approvals, Pricing Approvals and labelling approvals), Regulatory Approvals and other submissions made to or with any Regulatory Authority, including drug master files, for Research, Development (including the conduct of Clinical Trials), Manufacture or

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Commercialisation of a pharmaceutical or biological product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each NDA, MAA, IND and foreign equivalents of any of the foregoing.
1.1.167“Relevant Personal Data” has the meaning given in Clause 26.3.
1.1.168“Requisite Sanofi-Originated Molecule Data” means data owned or controlled by Sanofi that is relevant to the research of a Sanofi-Originated Molecule and a Sanofi-Originated Target, which data is, as of the time of the provision of such Sanofi-Originated Molecule, sufficient to [***] and that has progressed towards, but has not yet [***].
1.1.169“Research” means any pre-clinical research or pre-clinical development activities (including Target validation, drug discovery, identification or synthesis) with respect to a Target, compound or product. When used as a verb, “Research” means to engage in Research.
1.1.170“Research Collaboration” means the collaboration between the Parties as set out in this Agreement.
1.1.171“Research Milestone” has the meaning given in Clause 14.1.
1.1.172“Research Milestone Payment” has the meaning given in Clause 14.1.
1.1.173“Research Plan” has the meaning given in Clause 4.2.
1.1.174“Research Program” means, collectively, with respect to a Target, activities conducted by or on behalf of the Parties under the Research Collaboration, including, as applicable, activities to (a) discover and validate a Target in the Collaboration Disease Field (including the conduct of validation activities in accordance with the Target Validation Plan for a Collaboration Target); (b) advance a Collaboration Target into a Small Molecule Research Project; (c) accelerate the identification of Collaboration Development Candidates Directed To an Approved Collaboration Target (including the conduct of Research activities in accordance with the Research Plan for an Approved Collaboration Target); and (d) achieve certain Translational Milestones pursuant to an NSM Research Plan with respect to Collaboration NSM Targets.
1.1.175“Research Term” means the date starting on the Effective Date and ending on the [***] anniversary of the Effective Date, provided that if any Approved Collaboration Target was substituted for another Approved Collaboration Target before the [***] anniversary of the Effective Date, then the Research Term will be extended until the date on which the Small Molecule Research Project for the substituted-in Approved Collaboration Target is completed or terminated by the Joint Steering Committee.
1.1.176“Reversion IP” has the meaning given in Clause 33.2(d).
1.1.177“Reversion Molecule” has the meaning given in Clause 33.2(d).
1.1.178“Reversion Product” has the meaning given in Clause 33.2(d).

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1.1.179“Reviewing Party” has the meaning given in Clause 30.5.
1.1.180“Royalty Report” has the meaning given in Clause 18.5.
1.1.181“Royalty Term” means, on a Qualifying Small Molecule Product-by-Qualifying Small Molecule Product basis and country-by-country basis, the period that starts upon the First Commercial Sale of that Qualifying Small Molecule Product in such country in the Territory to a Third Party and ends upon the latest of:
(a)the date on which use or sale of that Qualifying Small Molecule Product is no longer Covered by a Valid Claim in that country in the Territory;
(b)expiry of Regulatory Exclusivity for that Qualifying Small Molecule Product in that country in the Territory; or
(c)[***] years after the First Commercial Sale in that country in the Territory.
1.1.182“Rules” has the meaning given in Clause 38.3(a).
1.1.183“Safety Reason” means any medical risk in relation to a Qualifying Molecule or Qualifying Product that is sufficiently unfavourable as to be incompatible with the welfare of patients to Develop or Commercialise or to continue to Develop or Commercialise that Qualifying Molecule or Qualifying Product.
1.1.184“Sales Milestone” has the meaning given in Clause 17.1.
1.1.185“Sales Milestone Payment” has the meaning given in Clause 17.1.
1.1.186“Sanofi Background IP” means Background IP Controlled by Sanofi. Sanofi Background IP is Confidential Information of Sanofi.
1.1.187[***] means, for a given Approved Collaboration Target, any [***] or any of its Affiliates as of the Effective Date or during the Term for such Approved Collaboration Target that is selected by Sanofi under the Small Molecule Research Project with respect to that Approved Collaboration Target under Clause 6.1.
1.1.188“Sanofi Collaboration IP” has the meaning given in Clause 22.2.
1.1.189“Sanofi Data” means (a) all data or information in any form or format (including interim, Processed, compiled, summarised, copied, or derivative versions of such data or information, and any insights that may be learned from such data or information that may exist in any system, database, or record) submitted to EXS or its Affiliates by or on behalf of Sanofi or its Affiliates in connection with or related to any Research Program (“Sanofi-Provided Data”); or (b) all Know-How included in the EXS Project IP or Sanofi Collaboration IP. Sanofi Data is Confidential Information of Sanofi.
1.1.190“Sanofi Desired Targets” has the meaning given in paragraph 2.6 of Schedule 1.
1.1.191“Sanofi Indemnitees” has the meaning given in Clause 28.2.

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1.1.192“Sanofi Materials” has the meaning given in Clause 5.14.
1.1.193“Sanofi Licensed Background IP” means any Patent Rights, Know-How and other intellectual property rights Controlled by Sanofi (or an Affiliate of Sanofi) that are necessary or reasonably useful for the activities to be conducted by EXS under any Research Program, including such intellectual property rights subsisting in the Sanofi-Originated Targets, Sanofi-Originated Molecules and Sanofi Data, in each case excluding Sanofi Collaboration IP.
1.1.194“Sanofi-Originated Molecule” means a Small Molecule originated from Sanofi’s early stage oncology and Immunology pipeline that is Controlled by Sanofi or one of its Affiliates and that, as of the date such Small Molecule is provided by or on behalf of Sanofi to EXS for use in the Research Collaboration hereunder, as identified in the applicable Research Plan.
1.1.195“Sanofi-Originated Target” means any Target originated from Sanofi’s early stage oncology or Immunology pipeline, as identified in the applicable Research Plan. A Sanofi Originated Target will be either a Non-Validated Sanofi-Originated Target or a Validated Sanofi-Originated Target.
1.1.196“Sanofi Preferred Targets” the meaning given in paragraph 2.2 of Schedule 1.
1.1.197“Sanofi Product Patent” means, for a given Approved Collaboration Target or Collaboration NSM Target, any Patent Rights (including all claims and the entire scope of claims therein) comprised in the Sanofi Collaboration IP.
1.1.198[***] has the meaning given in Clause 4.6.
1.1.199“Securities Regulator” has the meaning given in Clause 30.2(a).
1.1.200“Segregate” means, with respect to a Competing Product, to segregate the Research, Development, Manufacture and Commercialisation strategy, decisions and activities relating to such Competing Product from the Research, Development, Manufacture or Commercialisation strategy, decisions and activities with respect to any compound or product Directed To a Target that is the subject of a Research Program, including ensuring that: (a) no personnel involved in overseeing, directing or performing the Research, Development, Manufacture or Commercialisation, as applicable, of such Competing Product have access to non-public plans or non-public information or data relating to the Research, Development, Manufacture or Commercialisation of compounds or products Directed To any Target that is the subject of a Research Program or any other relevant Confidential Information of either Party; and (b) no personnel involved in overseeing, directing or performing the Research, Development, Manufacture or Commercialisation of compounds or products Directed To any Target that is the subject of a Research Program have access to non-public plans or information relating to the Research, Development, Manufacture or Commercialisation of such Competing Product; provided that, in either case ((a) or (b)), personnel at executive level may review and evaluate plans and information regarding the Research, Development, Manufacture or Commercialisation of such Competing Product solely in connection with monitoring the progress of products, including portfolio decision-making among product opportunities.

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1.1.201“Senior Executives” means (i) for EXS, its Chief Executive Officer and (ii) for Sanofi, its [***].
1.1.202[***] has the meaning given in Clause 2.6.
1.1.203“Small Molecule” means (a) a small molecule, (b) a modification, derivative or fragment of a molecule falling within the scope of such small molecule referred to in sub-clause (a), (c) a salt, free acid/base, solvate, hydrate, isomer, enantiomer, non-crystalline form, crystalline form or polymorphic form of any molecule falling within the scope of sub-clause (a) or (b), or (d) is a prodrug, metabolite, conjugate or complex of any molecule falling within the scope of sub-clause (a), (b) or (c).
1.1.204“Small Molecule Inhibitor” means any Small Molecule that [***] of a Target, and modulate the biologic activity of such Target. Small Molecule Inhibitors do not include other [***] (e.g. [***]), or [***] of Small Molecules, including those that (a) use a different [***] (e.g. [***] such as [***]).
1.1.205“Small Molecule Research Project” means, with respect to an Approved Collaboration Target, Research activities conducted by or on behalf of the Parties in accordance with the Research Plan for that Approved Collaboration Target, unless and until that Approved Collaboration Target is substituted out pursuant to any of Sanofi’s substitution rights in Clauses 4.5 and 4.6.
1.1.206“Subcommittee” has the meaning given in Clause 11.7.
1.1.207“Subcontracting Party” has the meaning given in Clause 5.5.
1.1.208“Sublicensee” means, with respect to Sanofi, a Third Party to whom Sanofi has granted a sublicence or licence in accordance with Clause 20.4, either directly or indirectly, in each case of the rights licensed to Sanofi by EXS pursuant to this Agreement, but excluding: (a) any Third Party acting as a distributor; and (b) EXS and any of its Affiliates or subcontractors permitted under Clause 5.5.
1.1.209“Substitution List” has the meaning given in paragraph 3.4 of Schedule 1.
1.1.210“Substituted In Target” has the meaning given in Clause 14.2(c).
1.1.211“Substituted Out Target” has the meaning given in Clause 14.2(c).
1.1.212“Substitution Targets” has the meaning given in paragraph 3.3 of Schedule 1.
1.1.213“Substitution Term” means the period running from the Effective Date through the expiration of the [***].
1.1.214“Systems” means those information technology assets, computer systems, devices, mobile devices, equipment, hardware, servers, software, networks, telecommunications systems and related infrastructure and facilities, used in connection with a Research Program.

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1.1.215“Target” means (a) a specific protein, that is (i) identified by a GenBank protein accession number or by its amino acid sequence and (ii) coded by a genetic locus or (b) any non-synonymous mutation, splice variation or any post-translational modification of such protein described in sub-clause (a).
1.1.216“Target Availability Request” has the meaning given in paragraph 2.2 of Schedule 1.
1.1.217“Target Pool” has the meaning given in paragraph 1.1(c) of Schedule 1.
1.1.218“Target Pool Shortlist” has the meaning given in paragraph 1.3 of Schedule 1.
1.1.219“Target Prioritisation Criteria” means the criteria that EXS shall consider in determining whether to suggest an EXS Knowledge-Based Target from the Target Pool (the “Target Prioritisation Criteria”) to Sanofi under Schedule 1, as set out in Schedule 3.
1.1.220“Target Validation Plan” has the meaning given in paragraph 4.1 of Schedule 1.
1.1.221“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
1.1.222“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.
1.1.223“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment made under this Agreement.
1.1.224“Term” means, on an Approved Collaboration Target-by-Approved Collaboration Target or Collaboration NSM Target-by-Collaboration NSM Target basis, the period from and including the Effective Date to the date on which neither Party has any obligation to the other under this Agreement with respect to that Approved Collaboration Target (including, to the extent applicable, with respect to a Qualifying Small Molecule Product for that Approved Collaboration Target) or Collaboration NSM Target (including, to the extent applicable with respect to a Qualifying Non-Small Molecule Product for that Collaboration NSM Target).
1.1.225“Terminated Target” means an Approved Collaboration Target or Collaboration NSM Target that becomes a “Terminated Target” as expressly set forth in this Agreement. For clarity, once a an Approved Collaboration Target or Collaboration NSM Target is deemed a “Terminated Target”, then it will no longer be an Approved Collaboration Target or Collaboration NSM Target for purposes of this Agreement.
1.1.226“Termination Molecules” has the meaning given in Clause 33.2.
1.1.227“Termination Notice” has the meaning given in Clause 32.4.
1.1.228“Termination Products” has the meaning given in Clause 33.2.
1.1.229“Terminated Project IP” means any EXS Project IP relating to a Termination Molecule or Termination Product.

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1.1.230“Territory” means worldwide.
1.1.231“Third Party” means any Person other than EXS, Sanofi and any of their Affiliates.
1.1.232“Third Party Infringement” has the meaning given in Clause 24.4.
1.1.233“Trademark” means any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design right, symbol or other identifier of source or origin recognised by any Governmental Authority, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolised by, any of the foregoing.
1.1.234“Translational Milestone” has the meaning given in Clause 16.1.
1.1.235“Translational Milestone Payment” has the meaning given in Clause 16.1.
1.1.236“Translational Platform” has the meaning given in Clause 16.1.
1.1.237“Translational Research Plan” means a research plan to be mutually agreed by the Parties, through the Joint Steering Committee, that describes any precision medicine activities to be conducted in connection with a particular Research Program and the associated [***]. A form Translational Research Plan is attached as Schedule 12.
1.1.238“Translational Results” has the meaning given in Clause 16.1.
1.1.239“United States” or “U.S.” means the United States of America and all of its territories and possessions.
1.1.240“USD” means the lawful currency of the United States.
1.1.241“Validated Sanofi-Originated Target” has the meaning given in paragraph 1.4 of Schedule 1.
1.1.242“Validation Criteria” has the meaning given in paragraph 4.1 of Schedule 1.
1.1.243“Valid Claim” means [***] of an issued and unexpired Patent Right that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. [***]
1.1.244“Violation” means that a Party or any of its Affiliates, or any of its or their respective officers or directors, or any other of its personnel (or other permitted agents of such Party performing activities under this Agreement, including Third Party subcontractors and their respective officers and directors) has been:
(a)convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General

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(OIG) website, including 42 U.S.C. § 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp);
(b)identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or otherwise excluded from contracting with the federal government (see the System for Award Management (formerly known as the Excluded Parties Listing System) at http://sam.gov/portal/public/SAM/); or
(c)listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including pursuant to Section 306 of the FFDCA (21 U.S.C. § 335(a) or (b)) (http://www.fda.gov/ora/compliance_ref/debar/),
(together, the “Exclusions Lists”).
1.2In this Agreement, unless the context requires otherwise:
(a)any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and
(b)any reference to any Applicable Law herein will be construed as referring to such Applicable Law, all rules and regulations thereunder and any successor Applicable Law, in each case as from time to time enacted, repealed or amended.
1.3In this Agreement:
(a)any reference to any Applicable Law refers to such Applicable Law, all rules and regulations thereunder and any successor Applicable Law, in each case as from time to time enacted, repealed or amended;
(b)the definitions of the terms herein will apply equally to the singular and plural forms of the terms defined and, where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning;
(c)whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms;
(d)words in the singular or plural form include the plural and singular form, respectively;
(e)“A or B” means “A or B or both”; “either A or B” means “A or B, but not both”; and “A and B” means “both A and B”;
(f)the word “will” will be construed to have the same meaning and effect as the word “shall”;

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(g)the words “include”, “includes”, “including”, “exclude”, “excludes”, “excluding”, “for example”, “e.g.” and words of similar import, will be deemed to be followed by the words “but not limited to”, “without limitation” or words of similar import;
(h)the words “hereof”, “herein” and “herewith”, and words of similar import, will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(i)unless the context requires otherwise or is otherwise specifically provided: (i) all references herein to Clauses or Schedules will be construed to refer to clauses or schedules of this Agreement; (ii) all references herein to paragraphs will be construed to refer to paragraphs of the applicable Schedule and (iii) a reference in any Clause to any sub-clause is a reference to such sub-clause of such Clause;
(j)whenever this Agreement refers to a number of days, unless otherwise specified (including references to Business Days), such number refers to calendar days;
(k)unless otherwise specified, deadlines within which any payment is to be made or act is to be done within or following a specified time period after a date will be calculated by excluding the day, Business Day, month or year of such date, as applicable, and including the day, Business Day, month or year of the date on which the period ends;
(l)whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment will be made or action taken on the next Business Day following such day to make such payment or do such act; and
(m)subject to Clause 36, unless the context requires otherwise, references to a Person will be constructed to include references to the successors or assigns (immediate or otherwise) of that Person.
1.4Clauses 1.1 to 1.3 apply unless expressly provided to the contrary herein.
1.5The headings, captions and the table of contents in this Agreement are for convenience only and will not be used in the interpretation or construction of this Agreement.
1.6If there is any conflict or inconsistency between a term in the main part of this Agreement and a term in any of the Schedules or other documents referred to or otherwise incorporated into this Agreement, the term in the main part of this Agreement shall take precedence, unless the Schedule or other document which is incorporated into this Agreement is expressly stated to take precedence over the main part of this Agreement.
2.EXCLUSIVITY
2.1Except with respect to EXS’s performance of a Research Program in accordance with this Agreement, EXS shall not, for itself, or with, through or for its Affiliates or any Third Party (including the grant of any licence to any Third Party) [***] engage in discussions or negotiations concerning, or enter into, any agreement with any Third Party regarding a

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collaboration, licence, sale, or other transaction with respect to, or grant any right, title, or interest in or to:
(a)subject to (y) below, any [***], in each case, solely to the extent that [***];
(b)subject to (z) below, each [***], without limiting [***];
(c)each [***] Field, during the period starting upon [***];
(d)each [***] during the period starting upon [***]; and
(e)each Approved Collaboration Target, subject to Clauses 2.2 and 2.3, [***].
For the avoidance of doubt, EXS: (x) will not be in breach of this Clause 2.1 if EXS is approached by a Third Party to discuss or negotiate a collaboration, licence, sale, or other transaction of the type described in this Clause 2.1, but EXS declines to have further discussions with that Third Party; (y) may conduct preliminary internal Research relating to [***], provided that it provides regular updates to Sanofi, through its Alliance Manager (other than as prohibited by Applicable Law), in relation to that internal Research; and (z) may conduct preliminary internal Research relating to any [***].
2.2Subject to Clause 2.3, if an Approved Collaboration Target is substituted out pursuant to any of Sanofi’s substitution rights in Clauses 4.5 and 4.6, then (a) such substituted-out Approved Collaboration Target will no longer be an Approved Collaboration Target and instead will be deemed a Terminated Target and (b) the exclusivity provisions in Clause 2.1 will cease to apply in respect of that Terminated Target and EXS may conduct Research, Development, Manufacture and Commercialisation activities with respect to that Terminated Target itself or with any Third Party, or grant any rights to any Third Party with respect to that Terminated Target.
2.3For any Approved Collaboration Target [***] that (a) was substituted in for a previous Approved Collaboration Target under [***] or [***] but (b) subsequently becomes a Terminated Target due to Sanofi’s termination of this Agreement with respect to such Target [***]:
(a)EXS may [***];
(b)during the [***] Sanofi will have the [***], provided that:
(i)if [***]; and
(ii)if approached by a Third Party during the [***];
(c)if [***] then EXS shall [***] and, by the [***] Sanofi shall [***];
(d)in the event Sanofi [***]; and
(e)if [***].

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2.4Notwithstanding Clause 2.1, if EXS undergoes a Change of Control and on the date of the closing of such Change of Control, the Acquiring Entity is Researching, Developing, Manufacturing or Commercialising a product that is [***] (such product, a “Competing Product”), then EXS will not be in breach of Clause 2.1 as a result of such Change of Control or the continuation of such activities by such Acquiring Entity thereafter; provided that:
(a)such Acquiring Entity provides written notice to Sanofi no later than [***] days following the closing of that Change of Control that identifies such Competing Product; and
(b)such Acquiring Entity Segregates such Competing Product.
2.5Except with respect to (a) Sanofi’s performance of a Research Program in accordance with this Agreement, (b) any Development, Manufacturing or Commercialisation activities undertaken by or on behalf of Sanofi with respect to a Qualifying Small Molecule or Qualifying Small Molecule Product in accordance with this Agreement or (c) in connection with Sanofi’s exercise of its rights under Clause 20.4, during the Research Term, Sanofi shall not, for itself, or with, through or for its Affiliates or any Third Party (including the grant of any licence to any Third Party) conduct, and shall cause its Affiliates to not conduct, directly or indirectly, any [***]. For the avoidance of doubt, the foregoing sentence does not restrict Sanofi or its Affiliates from conducting such activities with respect to [***].
2.6Notwithstanding anything to the contrary in Clause 2.5, if, with respect to a given Licensed Collaboration Development Candidate, there is [***] Sanofi (a) does not conduct any [***], or (b) has instituted and maintained (per Sanofi’s internal policies) a [***], and such [***] is not (i) by [***], (ii) a result of Sanofi’s reasonable response to [***], (iii) as a result of a [***], (iv) a result of a [***], or (v) a direct result of any other [***] If Sanofi [***], then EXS may [***].
2.7With respect to each Approved Collaboration Target [***] EXS shall not [***]. EXS shall apply filters to the [***] which have the effect of ensuring that EXS complies with the foregoing sentence.
3.TARGET SELECTION
3.1Each Party shall comply with the target selection process set out in Schedule 1.
3.2As soon as practicable after the Validation Criteria with respect to a Collaboration Target having been met or upon the designation of a Substitution Target as a Collaboration Target (provided that the Target Validation Plan for that Substitution Target was previously successfully completed pursuant to paragraph 4 of Schedule 1), EXS shall prepare and deliver to the Joint Steering Committee, for the Parties’ review and agreement through the Joint Steering Committee, a high-level Research plan (the “Preliminary Research Plan”) that includes:
(a)a description of [***] for that Collaboration Target;
(b)a description of [***] mutually agreed by the Parties for that Collaboration Target;

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(c)the [***] for the Research Program for that Collaboration Target, including the [***] for that Collaboration Target and [***] for each Development Candidate Data Package;
(d)a description of Sanofi’s [***] responsibilities;
(e)a non-exhaustive description of [***] with respect to such Research activities for that Collaboration Target (including, with respect to a Research Program involving [***]); and
(f)the requirements (in addition to those set forth in Schedule 6) for the Development Candidate Data Packages that EXS will deliver to Sanofi in accordance with Clause 5.8; and
(g)a description of any [***] activities to be undertaken with respect to the [***] (which description will be set forth in [***] to be attached the Preliminary Research Plan).
3.3EXS shall [***] in good faith any [***] provided by Sanofi in writing to EXS’s Alliance Manager with respect to the proposed criteria and activities set out in a Preliminary Research Plan prior to delivering that Preliminary Research Plan to the Joint Steering Committee.
3.4If (a) a Non-Small Molecule Target is advanced by Sanofi under paragraph 5.1 of Schedule 1 and [***]; or (b) Sanofi requests that EXS Research any Non-Small Molecule Target that is a Validated Sanofi-Originated Target, then, subject to paragraph 5.3 of Schedule 1, the Parties shall collaborate to achieve certain translational milestones pursuant to a research plan to be mutually agreed by the Parties, through the Joint Steering Committee, that will describe the precision medicine activities to be conducted by EXS concurrently with the research and development activities to be conducted by Sanofi and its Third Party collaborators for that Non-Small Molecule Target (an “NSM Research Plan” and such Non-Small Molecule Target that is the subject of such Research Plan, a “Collaboration NSM Target”). The template NSM Research Plan is attached as Schedule 12.
3.5Promptly following the Effective Date, EXS shall provide Sanofi, with a written report that summarises EXS’s internal Research activities with respect to each of the Initial Pathways of Interest (if any). If, at any time during the Substitution Term, there is any change with respect to EXS’s internal Research activities with respect to each of the Initial Pathways of Interest, EXS shall provide Sanofi, via the Joint Steering Committee, with a written update summarising such changes at least [***] weeks in advance of each meeting of the Joint Steering Committee.
4.APPROVED COLLABORATION TARGETS
4.1Following the successful completion of the Target Validation Plan with respect to a Collaboration Target that is a Small Molecule Inhibitor modality and the delivery of the

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Preliminary Research Plan in accordance with Clause 3.2, the Joint Steering Committee shall either:
(a)designate in writing the applicable Collaboration Target as an “Approved Collaboration Target”; or
(b)reject in writing the applicable Collaboration Target as an Approved Collaboration Target. For clarity, such rejected Collaboration Target may be subsequently determined by the Joint Steering Committee to be a Collaboration NSM Target in accordance with paragraph 5.1 of Schedule 1.
4.2Upon designation of a Collaboration Target as an Approved Collaboration Target:
(a)the Parties (via the Joint Steering Committee) shall discuss and use Commercially Reasonable Efforts to finalise the Preliminary Research Plan for that Approved Collaboration Target at the next meeting of the Joint Steering Committee (each such agreed-upon research plan, a “Research Plan”); and
(b)Sanofi shall [***].
4.3The initial Research Plans for the first [***] Approved Collaboration Targets are attached hereto as [***]. However, the commencement of the Cycle Time for each of the initial [***] Research Programs will start [***], but in any event by no later than [***].
4.4Notwithstanding anything to the contrary in this Agreement, with respect to each Approved Collaboration Target, if EXS has not delivered the applicable Development Candidate Data Packages as required under the Research Plan on the date specified in the Research Plan for that Approved Collaboration Target, then Sanofi may elect to extend the applicable term of each Small Molecule Research Project by up to [***] months following such date.
4.5[***] with respect to [***] Approved Collaboration Targets and [***], Sanofi (in its sole discretion) will have the [***] right to substitute, at no cost, each of those [***] Approved Collaboration Targets for any Target listed in the Nomination List or Substitution List [***].
4.6After the [***] with respect to [***] Approved Collaboration Targets and [***] following the start of the drug design activities in accordance with the Research Plan for that Approved Collaboration Target as recorded by the Alliance Managers (excluding any preliminary preparation steps such as [***]) under the applicable Small Molecule Research Project for that Approved Collaboration Target, Sanofi (in its sole discretion) will have the [***] right to substitute, at no cost, each of those [***] Approved Collaboration Targets for any Target listed in the Nomination List or Substitution List [***]. For the avoidance of doubt, any Target that has become an Approved Collaboration Target due to the [***] in the Nomination List or Substitution List.
5.RESEARCH ACTIVITIES
5.1Following the designation of a Collaboration Target as an Approved Collaboration Target, the Parties shall commence the Small Molecule Research Project for that Approved Collaboration

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Target in accordance with this Agreement (including the Research Plan for that Approved Collaboration Target), provided that: (a) there will be no more than [***] active Small Molecule Research Projects (for clarity, excluding any Research Program for a Collaboration NSM Target) at any given time during the Research Term; and (b) the maximum number of active Small Molecule Research Projects in sub-clause (a) will [***] each time [***] Collaboration Development Candidates are selected for an Approved Collaboration Target in accordance with Clause 6.1. For the avoidance of doubt, if one or more Collaboration Development Candidates are selected for [***] Approved Collaboration Targets, neither Party shall be required to carry out any further Small Molecule Research Projects.
5.2Each Party shall use Commercially Reasonable Efforts to undertake those activities allocated to it in each Research Plan and NSM Research Plan in accordance with such Research Plan or NSM Research Plan and this Agreement. Each Party shall comply with Applicable Laws in performing those activities allocated to it in the Research Plan.
5.3Each Party shall ensure that all of its personnel engaged in the performance of any of that Party’s responsibilities under each Research Plan or NSM Research Plan (a) are competent and efficient; and (b) have appropriate and relevant qualifications, training and experience for, and are knowledgeable about, that Party’s responsibilities under that Research Plan or NSM Research Plan.
5.4Any Research Plan or NSM Research Plan may be amended from time to time by the Joint Steering Committee in accordance with Clause 11.
5.5Each Party (the “Subcontracting Party”) may engage an Affiliate or Third Party subcontractor to perform any of its responsibilities under a Research Plan; provided that:
(a)prior to [***] subcontracting such performance to Third Party subcontractors, [***] shall obtain the prior written consent of [***] it being agreed that the subcontractors listed on Schedule 2 are pre-agreed as of the Effective Date);
(b)that Affiliate or subcontractor meets the qualifications and standards generally required by the Subcontracting Party for the performance of work similar in scope and complexity to the subcontracted activity;
(c)the Subcontracting Party ensures that it retains or obtains Control of any Patent Rights, Know-How or other intellectual property rights created by such Affiliate or subcontractor under or in connection with this Agreement; and
(d)the Subcontracting Party shall be responsible for all acts and omissions of any such Affiliate or subcontractor as fully as if they were the acts and omissions of the Subcontracting Party.
5.6With respect to each Research Plan and NSM Research Plan:
(a)EXS will be responsible for [***] and, within [***] Business Days after the end of each Calendar Quarter, Sanofi will provide to EXS an invoice for any such expenses

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incurred or paid by Sanofi or its Affiliates during the previous Calendar Quarter. EXS shall pay such invoice within [***] days following receipt thereof; and
(b)except as provided in Clause 5.6(a) above, [***] will be responsible for all costs and expenses incurred by or on behalf of [***] in relation to the Research Plan or NSM Research Plan.
5.7With respect to each Approved Collaboration Target that is the subject of a Research Plan, EXS shall (a) promptly provide a written report to Sanofi when EXS believes that any Small Molecule for an Approved Collaboration Target has achieved [***] and (b) provide to Sanofi all data and information in support thereof that is reasonably necessary for Sanofi to determine that such Small Molecule for such Approved Collaboration Target has achieved [***] (“Lead Identification Data Package”). Sanofi shall promptly (and in any event within [***] days after the date of the complete Lead Identification Data Package) evaluate the Lead Identification Data Package to determine whether or not the applicable Small Molecule has achieved [***] and provide prompt written notice of such determination to EXS and, if [***] has been achieved, whether Sanofi wishes to either (i) continue with the Research Program with respect to that Approved Collaboration Target, in which case, to the extent a Research Milestone is payable in accordance with Clause 14.1, Sanofi shall pay the applicable Research Milestone Payment in accordance with this Agreement; or (ii) terminate the Research Program in accordance with the terms of this Agreement.
5.8With respect to each Approved Collaboration Target that is the subject of a Research Plan, EXS shall (a) promptly provide (and in any event within [***] days following the conclusion of the Research Plan) a written report to Sanofi when EXS believes that a Small Molecule for such Approved Collaboration Target has achieved [***] and (b) provide to Sanofi (i) the corresponding Development Candidate Data Package and (ii) such additional information that Sanofi may reasonably request and reasonable quantities of any assays, reagents, research tools and such Small Molecules for such Approved Collaboration Target that are reasonably necessary for Sanofi to determine whether such Small Molecule for such Approved Collaboration Target have achieved [***]. Except as otherwise set forth in a corresponding Research Plan, EXS shall deliver a Development Candidate Data Package for the Lead Molecule for an Approved Collaboration Target first and shall deliver a Development Candidate Data Package with respect to [***] Back-Up Molecules [***] for such Approved Collaboration Target by no later than [***] months following the delivery of the Development Candidate Data Package for the Lead Molecule. Sanofi shall promptly (and, in any event, within [***] days after the date of EXS’s delivery of each complete Development Candidate Data Package) evaluate such Development Candidate Data Package to determine whether or not the applicable Small Molecule has achieved [***] and provide prompt written notice of such determination to EXS.
5.9Notwithstanding anything to the contrary in Clause 5.8 (but without limiting EXS’s obligations to deliver Development Candidate Data Packages with respect to any Back-Up Molecules as required in Clause 5.8), if Sanofi provides notice to EXS that, with respect to a given Small Molecule for an Approved Collaboration Target, Sanofi desires to obtain delivery of the corresponding Development Candidate Data Package prior to its anticipated date of delivery because Sanofi believes that [***] with respect to that Small Molecule are likely to

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be met and desires to progress such Small Molecule into Development at an earlier date, then the Parties shall, acting reasonably and in good faith, discuss appropriate amendments to [***]; provided that the Parties intend to not discuss or make any such amendments during the [***] month period immediately preceding the anticipated date for delivery of such Development Candidate Data Package. If the Parties so agree to amend [***] and the applicable Small Molecule achieves the amended [***], then (a) EXS shall promptly deliver the corresponding Development Candidate Data Package to Sanofi within [***] days following the date that [***] amended and (b) such Small Molecule will be deemed to have been designated as a Collaboration Development Candidate that meets [***] for purposes of Clauses 6.1 and [***] as of the date of EXS’s delivery of the corresponding Development Candidate Data Package. [***] shall not withhold its agreement to any proposed amendment to [***] for the sole purpose of delaying the timing [***].
5.10By no later than [***] Business Days following Sanofi’s receipt of a Lead Identification Data Package or Development Candidate Data Package for an Approved Collaboration Target, Sanofi may (a) notify EXS in writing that such Lead Identification Data Package or Development Candidate Data Package is incomplete or inconsistent, in which case EXS shall use Commercially Reasonable Efforts to address Sanofi’s concerns and deliver to Sanofi a complete Lead Identification Data Package or Development Candidate Data Package as promptly as practicable or (b) provide EXS with written notice requesting a discussion with EXS representative(s) who have the relevant knowledge and information regarding such Approved Collaboration Target or the Small Molecules relating to such Approved Collaboration Target, in which case EXS shall require such representatives to meet with Sanofi to discuss as soon as reasonably practicable.
5.11Each Party shall prepare and maintain complete and accurate written records of all activities performed as well as results and data obtained pursuant to each Research Plan or NSM Research Plan, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. In addition to the reporting obligations set forth in Clause 5.12, upon reasonable request of Sanofi, EXS will grant Sanofi and its Affiliates reasonable access to all results and data (including all primary data and data contained in laboratory notebooks) that is generated in the course of performance of each Research Plan and NSM Research Plan in a format reasonably acceptable to both Parties (including interim results, chemical structures and drug design strategies arising out of the Research Plan or NSM Research Plan). EXS shall consider in good faith any reasonable comments arising out of Sanofi’s review of such results and data and provided by Sanofi in writing to EXS’s Alliance Manager and make reasonable adjustments to the applicable Research Plan or NSM Research Plan in order to account for those reasonable comments. Sanofi and its Affiliates will also have the right, at reasonable intervals and upon reasonable notice to EXS, to have copies of such records made to use and transfer as permitted hereunder. All such records in their disclosed form will be deemed the Confidential Information of each Party (without affecting the ownership of or confidentiality and non-use obligations related to the information therein).
5.12Each Party will furnish to the Joint Steering Committee, at each Joint Steering Committee meeting, to the extent applicable to such Party, an update on such Party’s progress under the Research Plan for an Approved Collaboration Target or the NSM Research Plan for any Collaboration NSM Target during the relevant Calendar Quarter, including a summary of any

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material results and data generated by such Party under such Research Plan or NSM Research Plan since the previous Joint Steering Committee meeting. Such Party shall provide the Joint Steering Committee with such other results, data and other information with respect to the activities under the Research Plan or NSM Research Plan as any member of the Joint Steering Committee may reasonably request that are in such Party’s possession or control and are reasonably necessary or useful for the Joint Steering Committee to perform its responsibilities under Clause 11 or for either Party to exercise its rights under this Agreement. Upon reasonable request by a Party, through the Joint Steering Committee, the other Party shall provide the Joint Steering Committee with such other information and such additional access to records with respect to any Approved Collaboration Target or Collaboration NSM Target that is the subject of a Research Plan or NSM Research Plan as the Joint Steering Committee or such other Party may reasonably request for the conduct or evaluation of the Research Program, including data that is specific to the applicable Research Program (e.g., underlying datasets that are specific to the applicable Research Program and which are used by a Party in the course of conducting its activities with respect to the applicable Research Program). Nothing in this Clause 5.12 will require a Party to provide any data to the other Party if doing so would be contrary to Applicable Laws.
5.13Sanofi will have the right to perform [***] activities under a Research Plan for each Approved Collaboration Target, including [***]. In the event of a dispute regarding the scope of the activities to be performed by Sanofi under that Research Plan, Sanofi will have final decision-making authority regarding that scope, and EXS shall not unreasonably withhold, delay or condition its approval of that scope. If Sanofi performs any such activities, then EXS shall transfer, upon Sanofi’s request and at no cost to Sanofi, adequate amounts of materials, which Sanofi may use in accordance with the terms and conditions of this Agreement (including the applicable Research Plan) and any Material Transfer Agreement entered into between the Parties). Prior to EXS transferring any such materials to Sanofi, the Parties shall enter into a Material Transfer Agreement in the form attached as Schedule 5.
5.14Sanofi may provide EXS with (a) Sanofi-Originated Molecules Directed To an Approved Collaboration Target or other materials, in each case developed outside of this Agreement and Controlled by Sanofi or its Affiliates (“Sanofi Materials”) or (b) Sanofi-Provided Data, which Sanofi may use in accordance with the terms and conditions of this Agreement (including the applicable Research Plan) and any Material Transfer Agreement entered into between the Parties. Prior to Sanofi transferring any Sanofi Materials to EXS, the Parties shall enter into a Material Transfer Agreement in the form attached as Schedule 5.
6.DEVELOPMENT
6.1As soon as practicable (and, in any event, within [***] days following the delivery of a complete Development Candidate Data Package for that Approved Collaboration Target), Sanofi shall notify EXS of whether Sanofi elects to designate the Small Molecule that is the subject of such Development Candidate Data Package as a Collaboration Development Candidate to be progressed to Development. Sanofi will have the right, in its sole discretion, to designate any Small Molecule(s) arising out of a Research Plan as a Collaboration Development Candidate, irrespective of whether such Small Molecule meets [***]. If, at any time, Sanofi elects to advance into Development any Small Molecule which has not met [***]

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(including [***] may be amended in accordance with Clause 5.8), then (a) such Small Molecule will be deemed designated as an “Advanced-At-Risk Candidate” and [***], and the [***] with respect to such Small Molecule will be adjusted as set out in Clause [***]; and (b) during the period following Sanofi’s election to advance an Advanced-At-Risk Candidate through the start of the first Phase 1 Clinical Trial intended to be relied upon for an application for a Regulatory Approval in a Major Country for that Advanced-At-Risk Candidate, such At-Risk-Candidate will not be deemed a Collaboration Development Candidate for the purposes of Clauses [***] (but, for the avoidance of doubt, such At-Risk-Candidate is a Collaboration Development Candidate for all other purposes under this Agreement). Without limiting Sanofi’s rights under Clauses 4.4 or 32.4, if Sanofi does not designate any Collaboration Development Candidate for an Approved Collaboration Target within [***] days following the delivery of the final complete Development Candidate Data Package (other than if agreed by EXS), then this Agreement with respect to that Approved Collaboration Target will be deemed to have been terminated by Sanofi under Clause 32.2 and such Approved Collaboration Target will be deemed a Terminated Target.
6.2With respect to a given Approved Collaboration Target, EXS shall promptly (but no later than [***] days) following each selection of a Collaboration Development Candidate for such Approved Collaboration Target pursuant to Clause 6.1 and at the end of the Research Program (for each Approved Collaboration Target, the “Handoff”), transfer to Sanofi or its designated Affiliate a copy of all Know-How (i) related to the Collaboration Development Candidates for such Approved Collaboration Target in its possession or Control as of the Handoff or (ii) otherwise included in the EXS Project IP, Sanofi Collaboration IP [***], including any documentation (whether held in paper or electronic format) or similar removable media (including emails, documents, spreadsheets, copies of standard operating procedures or technical specifications) in a format agreed by the Parties. For a given Approved Collaboration Target, after the Handoff for such Approved Collaboration Target, if Sanofi reasonably believes that EXS has not delivered all Know-How that it is required to deliver pursuant to this Clause 6.2, Sanofi may request any missing Know-How from EXS. EXS shall use Commercially Reasonable Efforts to address Sanofi’s request and, where applicable, deliver to Sanofi a copy of the missing Know-How as promptly as practicable.
6.3To assist with the transfer of Know-How under this Clause 6, for [***] months after the date of Handoff with respect to a given Approved Collaboration Target (if any), EXS shall answer any reasonable queries from Sanofi during normal business hours to transfer such Know-How for such Approved Collaboration Target to Sanofi and to respond to Sanofi’s reasonable inquiries with respect thereto. All assistance provided pursuant to this Clause 6.3 will be at [***] cost and expense.
6.4After the Handoff for a given Approved Collaboration Target, if Sanofi reasonably believes that any materials that were developed or used by or on or on behalf of EXS or its Affiliates in the Small Molecule Research Project are reasonably necessary for the Development or Manufacturing of the Collaboration Development Candidates or Qualifying Small Molecule Products by or on behalf of Sanofi, then Sanofi may request in writing that EXS transfer to Sanofi a reasonable quantity of such materials to enable Sanofi to perform its Development or Manufacturing activities under this Agreement. EXS shall not unreasonably withhold its consent to any such request.

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6.5For each Collaboration Development Candidate:
(a)as soon as the relevant information is available and by no later than [***] days before the start of the first Phase 1 Clinical Trial for that Collaboration Development Candidate, Sanofi shall notify EXS if Sanofi is interested in equally sharing the Clinical Development Costs for that Collaboration Development Candidate;
(b)within [***] days following Sanofi’s notice, EXS shall confirm whether it may be interested in sharing costs for that Collaboration Development Candidate;
(c)if EXS is interested in sharing costs for that Collaboration Development Candidate in accordance with Clause 6.5(a) above, then Sanofi shall, as promptly as practical, provide EXS with a good faith estimate of the Clinical Development Costs required for that Collaboration Development Candidate (the “Budget Estimate”) for the [***] years following the start of Clinical Development. EXS shall notify Sanofi within [***] days following Sanofi’s provision of the Budget Estimate whether EXS remains interested in sharing Clinical Development Costs for that Collaboration Development Candidate; and
(d)if EXS notifies Sanofi that EXS remains interested in sharing Clinical Development Costs for that Collaboration Development Candidate, then [***] share the Clinical Development Costs for that Collaboration Development Candidate with Sanofi (“Cost Share Agreement”), including, [***].
6.6If the Parties agree to a Cost Share Agreement, then the Parties shall share the Clinical Development Costs for the relevant Collaboration Development Candidate (a “Cost Share Candidate”) in accordance with the terms set forth in the Cost Share Agreement. The Cost Share Agreement will set forth the [***] for the Clinical Development Costs and the [***] that will apply to the Cost Share Candidate.
6.7For [***], Sanofi shall:
(a)prepare and provide to EXS, prior to [***], a written plan that summarises the Development activities that it intends to carry out [***];
(b)notify EXS (via the Joint Steering Committee) at the start and end of any Clinical Trial carried out [***] and, after the completion of each such Clinical Trial, promptly after first public disclosure by Sanofi of the completion of each such Clinical Trial intended to be relied upon for an application for a Regulatory Approval in a Major Market, provide [***] for such Clinical Trial; and
(c)use Commercially Reasonable Efforts to obtain the Regulatory Approval for at least [***] Qualifying Small Molecule Product in at least one (1) Indication in the Field in at least [***] Major Market for such Approved Collaboration Target.
6.8For each Calendar Year following the Effective Date, within [***] days after the end of that Calendar Year, Sanofi shall provide [***]. Other than as prohibited by Applicable Law or Third Party confidentiality obligations, in the event of any material deviation from the

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planned Development activities to be performed by Sanofi, its Affiliates and Sublicensees, Sanofi shall [***].
6.9Except as otherwise set forth herein or in a Cost Share Agreement, and without limiting Sanofi’s rights or remedies under this Agreement, at law, or otherwise, as between the Parties, Sanofi will be responsible for all costs and expenses incurred in relation to the Development of a Collaboration Development Candidate, including all Clinical Development Costs required for each Collaboration Development Candidate for that Approved Collaboration Target.
7.MANUFACTURING
Except as necessary for the conduct of a Research Plan, which will be EXS’s responsibility, for a given Approved Collaboration Target, Sanofi will, at its cost and expense, be solely responsible for the Manufacture (including, for the avoidance of doubt, having a Third Party Manufacture on its behalf) of all Collaboration Development Candidates or Qualifying Small Molecule Products for an Approved Collaboration Target (including all such Manufacturing for use in Clinical Trials and for Commercialisation), including all activities related to developing the process, analytics and formulation for the Manufacture of clinical and commercial quantities of Collaboration Development Candidates or Qualifying Small Molecule Products for such Approved Collaboration Target, the Manufacture of Collaboration Development Candidates or Qualifying Small Molecule Products, or any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimisation, process qualification and validation, commercial Manufacture, stability, in-process and release testing, quality assurance and quality control.
8.REGULATORY
8.1Subject to Clause 6.7(c), for each Collaboration Development Candidate (and each Qualifying Small Molecule Product containing or comprising that Collaboration Development Candidate), Sanofi shall determine whether to make any filings of Regulatory Materials with Regulatory Authorities and in which countries in the Territory.
8.2Each Party represents and warrants that it, its Affiliates and any subcontractor performing on its behalf under this Agreement, has not employed or otherwise used in any capacity, and covenants that it will not employ or otherwise use in any capacity, the services of any person, including any employee, officer, director, consultant or subcontractor:
(a)who is (or has been) on the Exclusions List, or who is (or has been) in Violation or otherwise debarred under U.S. law (including pursuant to Section 306 of the FFDCA (21 U.S.C. § 335(a) or (b))) or the equivalent in any other jurisdiction; or
(b)that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the U.S.), in each case, in performing any portion of the activities under this Agreement.

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8.3If at any point during the Term, a Party is, or learns that any of its Affiliates or subcontractors or its or their respective officers or directors, or any person performing on behalf of such Party under this Agreement is in Violation, then such Party will promptly notify the other Party and will prohibit such person from performing any such activities, function or capacity related to any such activities under this Agreement.
9.COMMERCIALISATION
9.1For each Qualifying Product in the Territory, Sanofi will have the sole right, in its discretion, to Commercialise any Qualifying Molecule or Qualifying Product in the Territory.
9.2For each Calendar Year from and including the Calendar Year in which the First Commercial Sale of any Qualifying Small Molecule Product occurs, together with the first Royalty Report that is delivered after the end of each such Calendar Year, Sanofi shall provide [***]. Other than as prohibited by Applicable Law or Third Party confidentiality obligations, in the event of any material deviation from the planned Commercialisation activities to be performed by Sanofi, its Affiliates and Sublicensees, Sanofi shall update [***].
10.[***]
10.1For a period of [***] starting on the Effective Date (the “[***]”), the Parties shall [***]. During the [***], EXS shall not [***].
10.2During the [***], in relation to the potential [***], the Parties shall discuss:
(a)the scope and structure of [***];
(b)a detailed [***];
(c)the responsibilities of each Party;
(d)a [***];
(e)an overall [***];
(f)specific objectives for [***];
(g)the possible [***]; and
(h)the [***].
11.GOVERNANCE
11.1Within [***] days following the Effective Date, the Parties shall form a steering committee to oversee the Research Collaboration on the terms set out in this Clause 11 (the “Joint Steering Committee”).
11.2The Joint Steering Committee will consist of [***] representatives of each Party. Each Party may change its representatives, in its sole discretion, effective upon written notice to the other Party designating such change provided at least [***] days before the next scheduled meeting

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of the Joint Steering Committee. Representatives from each Party will have appropriate seniority, technical credentials, experience and knowledge pertaining to, and ongoing familiarity with, the Research Programs.
11.3Upon at least [***] Business Days’ notice (except to the extent not practicable) to the other Party, any Party may substitute of any of its Joint Steering Committee members with another representative of equivalent authority and expertise to attend and perform the functions of that member at any meeting of the Joint Steering Committee.
11.4Each Party may invite other persons to attend Joint Steering Committee meetings as non-voting participants with the consent (not to be unreasonably withheld, conditioned or delayed) of the other Party, provided that, where any such person is not an employee of the relevant Party, that person is bound by written confidentiality undertakings equivalent to those set out in Clause 30.
11.5The Joint Steering Committee will meet [***], unless the Parties agree otherwise. The location for meetings will alternate between EXS and Sanofi facilities (or such other location as is determined by the Joint Steering Committee). As agreed or if necessary, the Joint Steering Committee may meet by means of teleconference, videoconference or other similar means. Each Party may also request a special meeting to discuss particular matters requested by such Party upon [***] Business Days’ prior written notice to the other Party and the other Party shall not unreasonably withhold its consent to such special meeting. Each Party will bear its own expenses related to the attendance of the Joint Steering Committee meetings by its representatives.
11.6Each Party shall select from their representatives a co-chairperson for the Joint Steering Committee, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The chairpersonship of Joint Steering Committee meetings will alternate between each Party’s co-chairperson. The chairperson of each Joint Steering Committee will be responsible for leading the discussion during that Joint Steering Committee meeting, unless otherwise agreed by the Parties in writing.
11.7The Joint Steering Committee may from time to time establish one (1) or more subcommittees (each, a “Subcommittee”) to perform certain duties and exercise certain powers of the Joint Steering Committee as expressly set forth in this Agreement as delegated by the Joint Steering Committee to such Subcommittee, including, for example, a Subcommittee that will be responsible for managing the Target selection process under Schedule 1 and individual Subcommittees that will be responsible for the performance of individual Research Programs.
11.8Subject to the terms of this Agreement, the Joint Steering Committee will be responsible for:
(a)overseeing and coordinating the activities of the Parties with respect to the Research Programs and NSM Research Plans;
(b)setting the number of [***] from the [***] in each Calendar Quarter for the purposes of paragraph 1.3 of Schedule 1;

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(c)identifying in writing whether molecules or targets are [***] for the purposes of this Agreement;
(d)setting the number of [***] from the [***] in a given Calendar Quarter, which will be approximately [***] Targets in the first Calendar Quarter during the Term and [***] Targets in each subsequent Calendar Quarter during the Substitution Term thereafter (such number of Targets for a given Calendar Quarter, the “Agreed PDP Amount”);
(e)considering each Prioritisation Data Package and [***] in accordance with paragraph 3.1 of Schedule 1 and recording the date of each [***];
(f)[***] in accordance with paragraphs 3.2 and 3.3 of Schedule 1;
(g)[***] from the [***] in accordance with paragraph 3.4 of Schedule 1;
(h)[***] in accordance with paragraphs 3.3 and 3.6 of Schedule 1;
(i)determining the scope of any [***] in accordance with paragraph 3.5 of Schedule 1;
(j)discussing and agreeing upon each [***] in accordance with paragraph 4.1 of Schedule 1;
(k)determining whether the [***] Directed To a Collaboration Target or a Substitution Target is a [***] for the purposes of paragraph 5.1 of Schedule 1;
(l)reviewing and agreeing upon each Preliminary Research Plan in accordance with Clause 3.2;
(m)deciding whether to designate or reject each Collaboration Target as an Approved Collaboration Target in accordance with Clause 4.1;
(n)discussing and agreeing upon each Research Plan in accordance with Clause 5.1;
(o)discussing any changes to EXS’ internal Research activities with respect to the Initial Pathways of Interest since the prior Joint Steering Committee meeting in accordance with Clause 3.5;
(p)amending the Research Plans in accordance with Clause 5.4;
(q)reviewing each Lead Identification Data Package and Development Candidate Data Package;
(r)discussing nominations of Collaboration Development Candidates in accordance with Clause 6.1;
(s)discussing whether an Approved Collaboration Target has achieved each Research Milestone in accordance with Clause 14; and
(t)performing any other duties that are assigned to the Joint Steering Committee in this Agreement.

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11.9All decisions of the Joint Steering Committee will be made by unanimous consent, with each Party’s representatives on the Joint Steering Committee collectively having [***] vote. If the Joint Steering Committee is unable to reach a decision by consensus within [***] days after a matter first being voted upon by the Joint Steering Committee, then the Parties shall refer the disputed matter to the management contacts described in Clause 38.2 (or their respective designees with power and authority to resolve the disputed matter) for further review and resolution. If the disputed matter is not resolved within [***] Business Days after it being referred to the management contacts described in Clause 38.2 (or their respective designees with power and authority to resolve the disputed matter), then Sanofi will have final decision-making authority with respect to all matters within the responsibilities of the Joint Steering Committee (including those responsibilities set forth in Clause 11.8), provided that it shall act reasonably and in good faith in exercising that final decision-making authority and it shall not use its final decision-making authority to:
(a)[***], provided that EXS shall not unreasonably withhold its consent to any such changes are within the scope of the relevant Research Program and will not extend the Research Program by more than [***] months;
(b)require EXS to conduct activities that are outside of the scope of any [***];
(c)[***];
(d)require EXS to take or decline to take any action that would be reasonably likely to result in a breach of Applicable Law or the requirements of any Regulatory Authority or in the infringement or unauthorised use of any intellectual property rights of a Third Party, in which event EXS shall provide reasonable evidence to Sanofi of the basis of such determination;
(e)require EXS to provide any EXS Platform Technology, EXS Platform Inventions or EXS Platform Technology IP to Sanofi, its Affiliates or its Sublicensees;
(f)[***]
(g)[***]
(h)determine that molecules or targets are [***] for the purposes of this Agreement;
(i)with respect to a Research Program involving a Sanofi-Originated Molecule, determine whether the Sanofi-Provided Data constitutes Requisite Sanofi-Originated Molecule Data [***]; or
(j)determine that more than [***] Targets are within an [***] for the purposes of this Agreement.
11.10For clarity and notwithstanding the creation of the Joint Steering Committee or any Subcommittee, each Party will retain the rights, powers and discretion granted to it hereunder, and none of the Joint Steering Committee or any Subcommittee will be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided

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herein, or the Parties expressly so agree in writing. None of the Joint Steering Committee, any Subcommittee or Sanofi via exercise of its final decision-making authority will have the power to (a) resolve any Dispute regarding the existence or amount of any payment owed under this Agreement, (b) amend, waive or modify any term of this Agreement or (c) determine whether or not a Party has met its diligence or other obligations under this Agreement.
11.11Sanofi will have the right to disband any Committee following the completion of the final Research Program. Once a Committee is disbanded, such Committee will have no further obligations under this Agreement and, thereafter, each Party will designate a contact person for the exchange of information under this Agreement or such exchange of information will be made through the Alliance Managers. In the event a Committee is disbanded, any decisions that are designated under this Agreement as being subject to the review or approval of such Committee will be made by the Parties directly through a designated representative, subject to the other terms and conditions of this Agreement, including the final decision-making rules and dispute resolution terms and conditions set forth herein.
11.12Within [***] months of the Effective Date, the Parties (through the Joint Steering Committee) shall establish a working group focused on [***]. Any joint projects agreed by the Parties would be conducted under a separate collaboration agreement to be mutually agreed upon by the Parties.
12.ALLIANCE MANAGERS
12.1Each Party has appointed one (1) representative to manage and oversee the governance of this Agreement (an “Alliance Manager”). The Alliance Managers will be the primary point of contact for the Parties, facilitate the communication and the collaboration between the Parties and escalate to the Joint Steering Committee any issue or dispute that could not be solved at the Research Program or Subcommittee level.
12.2The Alliance Managers shall be responsible for (alternating between the Alliance Manager for each Party):
(a)scheduling meetings of the Joint Steering Committee;
(b)preparing agendas and minutes for meetings of the Joint Steering Committee;
(c)documenting any amendments to Research Plans that may be approved by the Joint Steering Committee;
(d)updating the Nomination List in accordance with paragraph 3.3 of Schedule 1 and recording the date of each change to the Nomination List;
(e)recording the date of each designation of a Target from the Nomination List as a Collaboration Target or Substitution Target in accordance with paragraphs 3.3 and 3.4 of Schedule 1;

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(f)updating the Substitution List in accordance with paragraphs 3.3 and 3.6 of Schedule 1 and recording the date of each change to the Substitution List;
(g)recording the start date of the Option Period and the NSM Option and key dates with respect to [***] the NSM Option;
(h)recording the date of each designation or rejection of a Collaboration Target as an Approved Collaboration Target in accordance with Clause 4.1;
(i)recording the start of drug design activities for each Approved Collaboration Target for the purposes of Clause 4.6;
(j)recording the dates upon which EXS delivers a Development Candidate Data Package under Clauses 5.8, 5.9 or 5.10 for purposes of determining the Cycle Time;
(k)recording the dates on which any Target(s) are designated by the Joint Steering Committee as an [***] in accordance with paragraph 3.5 of Schedule 1
(l)determining and recording the date on which a Small Molecule Research Project is completed or terminated.
12.3In addition to their function at the Joint Steering Committee, the Alliance Managers will be permitted to attend any other Subcommittee created by the Joint Steering Committee as a non-voting member and will receive all minutes and materials distributed in connection with such meetings. Unless otherwise agreed by the Alliance Managers, the Alliance Managers shall meet on no less than a monthly basis throughout the Research Term.
12.4Each Party may replace its Alliance Manager with an appointee of equivalent experience and authority, on not less than [***] days’ written notice to the other Party.
13.APPROVED COLLABORATION TARGET PAYMENTS
13.1Within [***] Business Days following the Effective Date, EXS shall invoice Sanofi for an upfront amount of USD 100,000,000, which amount will be deemed to include the [***]. Sanofi shall pay such amount in accordance with Clause 19.8. For the avoidance of doubt, an additional Approved Collaboration Target Payment is not due [***].
13.2Upon the [***], promptly following the date that [***], EXS shall invoice Sanofi, and Sanofi shall pay [***], in accordance with Clause 19.8:
(a)in the case of any [***] that is not associated with [***], USD [***]; or
(b)in the case of any [***] that is associated with [***], USD [***],
(each, an “Approved Collaboration Target Payment”). For the avoidance of doubt, no Approved Collaboration Target Payment will be due with respect to any Research Program for any Target that is substituted in pursuant to Sanofi’s substitution rights hereunder (i.e., a maximum of [***] Approved Collaboration Target Payments will be due under this Clause 13.2).

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14.RESEARCH MILESTONES
14.1Subject to Clauses 14.2 and 14.3, in respect of each Approved Collaboration Target, (i) upon the first occurrence of the first [***] milestone to be achieved for that Approved Collaboration Target and (ii) upon the first occurrence of the first [***] milestone to be achieved for that Approved Collaboration Target, in each case, as described in the table below (a “Research Milestone”), EXS shall invoice Sanofi and Sanofi shall pay EXS the corresponding amount set out in the table below (each, a “Research Milestone Payment”), in accordance with Clause 19.8 (with the applicable Research Milestone Payment [***] and [***]):

Research Milestone	Research Milestone Payment
	Per Approved Collaboration Target, [***]	Per [***] Approved Collaboration Target, [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
14.2For the avoidance of doubt:
(a)subject to Clause 14.2(c), in respect of each Approved Collaboration Target, only [***]; and
(b)where multiple Small Molecules or Collaboration Development Candidates are Directed To the same Approved Collaboration Target, a Research Milestone Payment will only be payable when the first of those Small Molecules or Collaboration Development Candidates achieve the corresponding Research Milestone achieves that Research Milestone;
(c)where (i) any Approved Collaboration Target has been substituted in pursuant to the [***] (the “Substituted In Target”) as a replacement for an Approved Collaboration Target (the “Substituted Out Target”) and (ii) prior to the date of substitution, [***], then [***]; and
(d)if, prior to the date on which any [***] becomes payable with respect to an [***] for an Approved Collaboration Target, any other Small Molecule for such Approved

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Collaboration meets the [***], the [***] shall become payable with respect to that other Small Molecule and [***].
14.3Sanofi shall pay, for all Research Milestone Payments in aggregate, no more than USD [***]. If a Research Milestone Payment would result in Sanofi paying in excess of USD [***], then Sanofi shall pay the portion of that Research Milestone Payment that results in Sanofi paying USD [***] in aggregate for all Research Milestone Payments. After Sanofi has paid USD [***] in aggregate for all Research Milestone Payments, no further Research Milestone Payments will be due.
15.DEVELOPMENT AND REGULATORY MILESTONES
15.1Subject to Clause 15.2, in respect of each Approved Collaboration Target, upon the first occurrence of the relevant milestone described in the table below (a “D&R Milestone”), EXS shall invoice Sanofi and Sanofi shall pay EXS the corresponding amount set out in the table below (each, a “D&R Milestone Payment”), in accordance with Clause 19.8:

D&R Milestone	D&R Milestone Payment (per Approved Collaboration Target)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
For the avoidance of doubt:
(a)with respect to any Approved Collaboration Target: (i) if the [***], then Sanofi shall pay the D&R Milestone Payment corresponding to the [***]; and (ii) if the [***], then Sanofi shall pay the D&R Milestone Payment corresponding to the [***]; and
(b)where multiple Collaboration Development Candidates or Qualifying Small Molecule Products are Directed To the same Approved Collaboration Target, each D&R Milestone Payment will only be payable when the first of those Collaboration Development Candidates or Qualifying Small Molecule Products to achieve the corresponding D&R Milestone achieves that D&R Milestone.
15.2Sanofi shall pay, for all D&R Milestone Payments in aggregate, no more than USD [***]. If a D&R Milestone Payment would result in Sanofi paying in excess of USD [***], then Sanofi shall pay the portion of that D&R Milestone Payment that results in Sanofi paying USD [***] in aggregate for all D&R Milestone Payments. After Sanofi has paid USD [***] in aggregate for all D&R Milestone Payments, no further D&R Milestone Payments will be due.

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16.TRANSLATIONAL MILESTONES
16.1Subject to Clause 16.2, upon the first achievement of the relevant milestone described in the table below (a “Translational Milestone”) with respect to each given Collaboration NSM Target or Approved Collaboration Target, EXS shall invoice Sanofi and Sanofi shall pay EXS the corresponding amount set out in the table below, in accordance with Clause 19.8 (each, a “Translational Milestone Payment”):

Translational Milestone	Translational Milestone Descriptions	Translational Milestone Payment (per Collaboration NSM Target)	Translational Milestone Payment (per Approved Collaboration Target)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
16.2Sanofi shall pay, for all Translational Milestone Payments in aggregate, no more than USD [***]. If a Translational Milestone Payment would result in Sanofi paying in excess of USD [***], then Sanofi shall pay the portion of that Translational Milestone Payment that results in Sanofi paying USD [***] in aggregate for all Translational Milestone Payments. After Sanofi has paid USD [***] in aggregate for all Translational Milestone Payments, no further Translational Milestone Payments will be due. If the [***], then Sanofi shall pay the Translational Milestone Payment corresponding to the [***].
16.3For each Calendar Year following the Effective Date, within [***] days after the end of that Calendar Year, EXS shall provide Sanofi a written report that summarises EXS’s progress against the Translational Milestones in that Calendar Year, such report to be on a Target-by-Target basis.
17.SALES MILESTONES
17.1Subject to the terms and conditions herein, and on an Approved Collaboration Target-by-Approved Collaboration Target basis, Sanofi shall notify EXS within [***] days after the end of the Calendar Year if the aggregate Annual Net Sales of all of the Qualifying Small Molecule Products for such Approved Collaboration Target first achieves the applicable sales-based milestone event described below (each, a “Sales Milestone”) during such Calendar Year. EXS shall invoice Sanofi, and Sanofi shall pay EXS in accordance with Clause 19.8, the applicable amounts set forth below associated with the applicable Sales Milestone (each, a “Sales Milestone Payment”).

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Sales Milestone	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
17.2Each Sales Milestone will be payable up to a maximum of [***] per Approved Collaboration Target as set forth in the table above, regardless of the number of times the applicable Sales Milestone is achieved with respect to such Approved Collaboration Target. For clarity, no Sales Milestone Payment will be due hereunder for any subsequent or repeated achievement of any such same Sales Milestone. Only [***] per Approved Collaboration Target will be made in any Calendar Year, provided that if [***] or more Sales Milestones are achieved in the same Calendar Year, then Sanofi shall pay (a) [***] in that Calendar Year; and (b) [***] in the next Calendar Year for each Calendar Year until all Sales Milestone Payments for the achieved Sales Milestones have been paid.
18.ROYALTIES
18.1Subject to the terms and conditions of this Agreement (including the remainder of this Clause 18, Clause 19 and Clause 35), Sanofi shall pay EXS royalties on Annual Net Sales in the Territory, on a Qualifying Small Molecule Product-by-Qualifying Small Molecule Product basis, during the applicable Royalty Term, in an amount equal to the following portions of Annual Net Sales of the applicable Licensed Product multiplied by the applicable royalty rate set forth below for such portion of Annual Net Sales in the Territory during the applicable Royalty Term for each such Qualifying Small Molecule Product, as may be adjusted in accordance with this Agreement (including to the extent arising out of the Parties’ sharing of Clinical Development Costs for a particular Qualifying Small Molecule Product in accordance with Clauses 6.5 and 6.6). For clarity, the royalties (and royalty tiers) will be

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calculated separately on a Qualifying Small Molecule Product-by-Qualifying Small Molecule Product basis.

Annual Net Sales in the Territory for the relevant Qualifying Small Molecule Product in a Calendar Year	Royalty rate for each Qualifying Small Molecule Product that does not contain or comprise a Cost Share Candidate	Royalty rate for each Qualifying Small Molecule Product that does contain or comprise a Cost Share Candidate [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
For the avoidance of doubt, the royalty rate listed above for each Qualifying Small Molecule Product that contains or comprises a Cost Share Candidate is the royalty rate that is payable if the cost share between the Parties for the relevant Cost Share Candidate [***]. If the cost share between the Parties for the relevant Cost Share Candidate is [***], then the royalty rate for such Qualifying Small Molecule Products will be [***].
18.2If, during the Royalty Term for a Qualifying Small Molecule Product in a country in the Territory, if such Qualifying Small Molecule Product is no longer Covered by a Valid Claim in such country, then the royalty rate applicable to Net Sales of that Qualifying Small Molecule Product in that country under Clause 18.1 will be reduced by [***] percent [***].
18.3If, during the Royalty Term for a Qualifying Small Molecule Product in a country in the Territory, a Generic Version of that Qualifying Small Molecule Product is launched in that country, from the Calendar Quarter after the Calendar Quarter in which the launch of the Generic Version occurred, the royalty rate applicable to Net Sales of that Qualifying Small Molecule Product in that country under Clause 18.1 will be reduced as follows:
(a)by [***] percent [***], if the Net Sales of that Qualifying Small Molecule Product in that country decline in any Calendar Quarter by [***] percent [***] or less relative to the average quarterly Net Sales of that Qualifying Small Molecule Product in that country achieved in the [***] Calendar Quarters immediately prior to the launch of the Generic Version;
(b)by [***] percent [***], if the Net Sales of that Qualifying Small Molecule Product in that country decline in any Calendar Quarter by [***] percent [***] or less, but more than [***] percent [***], relative to the average quarterly Net Sales of that Qualifying Small Molecule Product in that country achieved in the [***] Calendar Quarters immediately prior to the launch of the Generic Version;

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(c)by [***] percent [***], if the Net Sales of that Qualifying Small Molecule Product in that country decline in any Calendar Quarter by [***] percent [***] or less, but more than [***] percent [***], relative to the average quarterly Net Sales of that Qualifying Small Molecule Product in that country achieved in the [***] Calendar Quarters immediately prior to the launch of the Generic Version; and
(d)by [***] percent [***], if the Net Sales of that Qualifying Small Molecule Product in that country decline in any Calendar Quarter by more than [***] percent [***] relative to the average quarterly Net Sales of that Qualifying Small Molecule Product in that country achieved in the [***] Calendar Quarters immediately prior to the launch of the Generic Version.
18.4Without limiting EXS’s indemnity obligations under Clause 28.2 (to the extent applicable), if Sanofi determines, in its reasonable judgment, that it is necessary to obtain a licence from a Third Party under, or to acquire from a Third Party, any Blocking Third Party Intellectual Property in any country, then Sanofi will have the right to (i) negotiate the terms of and enter into an agreement to licence or acquire such rights and (ii) deduct [***] percent [***] of any Blocking Third Party Intellectual Property Costs from royalties for that Qualifying Small Molecule Product in that country that become due and payable to EXS pursuant to this Agreement, provided that:
(a)for each Calendar Quarter, the royalties payable by Sanofi for that Qualifying Small Molecule Product in that country will not be reduced below [***] percent [***] of the royalties that would have been payable to EXS before any royalty reduction is applied for that Calendar Quarter (the “Floor”); and
(b)[***].
18.5Sanofi shall calculate all amounts payable to EXS pursuant to this Clause 18 at the end of each Calendar Quarter. Commencing as of the First Commercial Sale for a Qualifying Small Molecule Product, Sanofi shall, with respect to each Calendar Quarter (or portion thereof), provide a written report on a Market-by-Market basis showing (a) aggregate Net Sales of such Qualifying Small Molecule Product in each Market and the royalties due thereon for such Calendar Quarter, (b) the Tax Deductions, if any, required by Applicable Law to be made in respect of such royalties, and (c) the exchange rates used in determining the royalty amount expressed in Euro (each, a “Royalty Report”), within [***] days after the end of such Calendar Quarter. EXS shall invoice Sanofi reflecting the amounts set forth in the Royalty Report, and Sanofi shall pay such amount, pursuant to Clause 19.8. Sanofi shall provide such Royalty Reports for so long as any Royalty Term remains in effect for a given Qualifying Small Molecule Product.
19.PAYMENT TERMS
19.1Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at an annual rate of [***] percent [***] above the Secured Overnight Financing Rate (SOFR) as reported on the date upon which payment of such amount became due.

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19.2Payments and all other amounts payable by a Party under this Agreement will be paid in USD by wire transfer to an account(s) designated by the Party to whom payment is due from time to time in writing (including email).
19.3If any currency conversion is required in connection with the calculation of amounts payable under this Agreement, that conversion shall be made using the same exchange rates used by Sanofi for its own public financial reporting purposes, or if none is used, then the average of the buying and selling rates on the last Business Day of the Calendar Quarter to which the amount applies as published by the U.S. Federal Reserve.
19.4All amounts due and payable by either Party under this Agreement will be exclusive of any value added tax or equivalent sales tax in any jurisdiction unless otherwise agreed by the Parties in writing. If any such value added tax or sales tax applies to any supply made under this Agreement and the Party making that supply (or the representative member of any group of which that Party is a member) for the applicable value added tax or sales tax purposes is required to account therefor to the relevant taxation authority, then the Party receiving that supply shall, subject to receipt of a valid value added or (as applicable) sales tax invoice, pay to the Party making that supply an amount equal to such tax. All invoices will be valid value added or (as applicable) sales tax invoices.
19.5Each paying Party shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by Applicable Law. If a paying Party is required to make a Tax Deduction, that paying Party shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by Applicable Law.
19.6Within [***] days after making either a Tax Deduction or any payment required in connection with that Tax Deduction, the paying Party making that Tax Deduction shall:
(a)deliver to the other Party a statement showing, (i) the gross amount of the payment, (ii) the amount of the Tax Deduction, and (iii) the actual amount paid;
(b)deliver to the other Party evidence reasonably satisfactory to that other Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority; and
(c)provide to the other Party such assistance as the other Party may reasonably require to claim any Tax Credit attributable to the payment.
19.7The Parties shall cooperate in completing any procedural formalities necessary for the paying Party to obtain authorisation to make that payment with the minimum amount of Tax Deduction.
19.8With respect to any amounts owed under this Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified herein, the Party owing such payment obligation will provide to the other Party (to be delivered to such other Party’s Alliance Manager, if no invoice recipient for such other Party is provided) an invoice, together with reasonable supporting documentation, for such amounts owed and such other

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Party will pay any undisputed amounts within [***] days after receipt of the invoice. For clarity, no payments will be made without an accompanying invoice. All invoices to be delivered by EXS to Sanofi hereunder must (i) include Sanofi tax number (VAT # [***]), EXS’s tax number and complete bank references and (ii) be delivered by email to Sanofi’s Alliance Manager. Except as otherwise specified by Sanofi in writing, in addition to delivering an invoice by email to Sanofi’s Alliance Manager, EXS shall also either upload such invoice to a web portal to be specified by Sanofi or deliver a hard copy of all invoices by express courier service to the address below (provided that the invoice will be considered delivered and received on the earlier of (i) delivery of the emailed invoice and (ii) Sanofi’s receipt of the couriered invoice):
[***]
19.9If any amount or invoice payable under this Agreement is subject to a good faith dispute between the Parties:
(a)the disputing Party shall pay the non-disputing Party, on or before the due date for payment, all undisputed amounts;
(b)the disputing Party shall notify the non-disputing Party, on or before the due date for payment, of all disputed amounts and shall, as soon as reasonably practicable after it has notified the non-disputing Party, describe in reasonable detail its reasons for disputing those; and
(c)the Parties shall seek to reach settlement of the items that are the subject of the dispute as soon as practicable in accordance with Clause 38.
19.10When any dispute regarding any invoice under this Agreement is resolved, the disputing Party shall pay any sum that is agreed or determined (in accordance with Clause 38) to be payable within [***] days after the date of resolution of that dispute, together with interest on that amount, to the extent permitted by Applicable Law, at an annual rate of [***] percent [***] above the Secured Overnight Financing Rate (SOFR) as reported on the date upon which payment of such amount became due.
19.11Each Party will have the right to offset any amount owed to it by the other Party under or in connection with this Agreement, which obligation is not being contested by the other Party in good faith against any payments owed to it under this Agreement. Such offsets will be in addition to any other rights or remedies available under this Agreement and Applicable Law.
20.GRANT OF LICENCES
20.1Without limiting Clause 21.4 and subject to Clause 33.2, EXS hereby grants to Sanofi:
(a)an exclusive, perpetual, irrevocable, freely transferable, worldwide, with the right to grant sublicences through multiple tiers (as provided in Clause 20.4), licence under the EXS Project IP for all purposes;
(b)an exclusive (for the purposes set forth below), perpetual, irrevocable, worldwide, with the right to grant sublicences through multiple tiers (as provided in Clause 20.4),

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licence under the EXS Background IP [***] that are necessary or useful for the Research, Development, Manufacture or Commercialisation of one or more Qualifying Molecules or Qualifying Products for that Approved Collaboration Target or Collaboration NSM Target (as applicable) for purposes of Research, Development, Manufacture and Commercialisation of any such Qualifying Molecule or Qualifying Product; and
(c)a non-exclusive, perpetual, irrevocable, freely transferable, worldwide, with the right to grant sublicences through multiple tiers (as provided in Clause 20.4), licence under the EXS Background IP [***] to the extent necessary to exploit the Sanofi Collaboration IP or EXS Project IP.
20.2For each Research Program, through the expiration or termination of the applicable Research Plan or NSM Research Plan, subject to Clause 20.4, Sanofi hereby grants to EXS a non-exclusive, non-sublicensable (except to subcontractors permitted under Clause 5.5), royalty-free, worldwide licence under the Sanofi Licensed Background IP, the Sanofi Collaboration IP and the rights exclusively licensed to Sanofi under Clause 20.1, in each case, solely for EXS to conduct its obligations under that Research Program (and with respect to Sanofi-Provided Data, solely for the purposes for which such Sanofi-Provided Data is provided by or on behalf of Sanofi to EXS as described in the applicable Research Plan or NSM Research Plan) and not for any other purpose.
20.3Without limiting Clauses 20.1 or 21.4, EXS hereby grants to Sanofi a [***]. All intellectual property rights arising out of [***]. In the event that Sanofi or its Affiliates wishes to [***].
20.4Subject to Clause 5.5, each Party may grant sublicences under the licences granted under this Agreement without the prior written consent of the other Party, provided that:
(a)each sublicensee is bound by a written agreement that is consistent with, and subject to the applicable terms and conditions of, this Agreement; and
(b)the sublicensing Party will remain liable for all acts and omissions of its Sublicensees as if those acts and omissions were its own.
20.5Except for the rights expressly granted under this Agreement, no right, title or interest of any nature whatsoever is granted whether by implication, estoppel, reliance or otherwise, by a Party to the other Party.
21.BACKGROUND INTELLECTUAL PROPERTY RIGHTS
21.1Notwithstanding any other provision of this Agreement or any Research Plan or NSM Research Plan, nothing in this Agreement or any Research Plan or NSM Research Plan shall require:
(a)EXS to disclose any EXS Platform Technology or EXS Platform Inventions to Sanofi; or

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(b)EXS to provide Sanofi with any explanation as to how the EXS Platform Technology operates or how any EXS Platform Inventions operate (including [***]).
21.2EXS shall be the sole and exclusive owner of EXS Platform Technology IP. All EXS Platform Technology IP will vest automatically and unconditionally in EXS, in each case immediately on its creation. Sanofi hereby assigns, and shall ensure that each relevant Affiliate or subcontractor shall assign, to EXS absolutely and from the date of its creation any EXS Platform Technology IP that, but for this Clause 21.2, would vest in Sanofi (or any of its Affiliates or subcontractors) and shall take, and shall procure the taking of, all steps necessary to give effect to this Clause 21.2.
21.3For the avoidance of doubt, EXS has the exclusive right, in its sole discretion, to determine the steps to be taken to Prosecute, Maintain, Defend and Enforce the EXS Platform Technology IP.
21.4EXS hereby irrevocably and perpetually covenants that, at no time, will it or any of its Affiliates, directly or indirectly, sue Sanofi or any of its Affiliates under any EXS Platform Technology IP with respect to Sanofi’s exercise of any of its rights granted by EXS hereunder or the use or exploitation of any Sanofi Collaboration IP or EXS Project IP. The foregoing covenant is extended to any third party to the extent such third party accesses or uses such Sanofi Collaboration IP, EXS Project IP or Sanofi Background IP pursuant to rights or permissions granted by Sanofi or its Affiliates or their agents, sublicensees or distributors. In relation to any intellectual property rights that are the subject of this covenant not to sue, EXS agrees that this covenant not to sue will bind any transferee of any of such intellectual property rights, and EXS shall obtain a written agreement to abide by such covenant not to sue from any such transferee of any such intellectual property rights.
21.5Sanofi will retain all of its rights, title and interest in and to the Sanofi Background IP, except to the extent that any rights or licences under Sanofi Background IP are expressly granted to EXS under this Agreement.
21.6EXS will retain all of its rights, title and interest in and to the EXS Background IP, except to the extent that any rights or licences under EXS Background IP are expressly granted to Sanofi under this Agreement.
21.7EXS shall only use a publicly disclosed compound in the performance of Research activities, if expressly provided for in the relevant Research Plan or NSM Research Plan.
22.OWNERSHIP OF IP
22.1As between the Parties, EXS will own all Patent Rights, Know-How and other intellectual property rights [***] Sanofi hereby assigns, and shall ensure that its Affiliates and subcontractors shall assign, to EXS, such right, title and interest in and to [***] and [***], and shall do and procure the doing of all further steps, in each case as is necessary to give effect to this Clause 22.1.
22.2As between the Parties, Sanofi will own all Patent Rights, Know-How and other intellectual property rights arising out of [***] EXS hereby assigns, and shall ensure that its Affiliates

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and subcontractors shall assign, to Sanofi, such right, title and interest in and to [***], and shall do and procure the doing of all further steps, in each case as is necessary to give effect to this Clause 22.2. All [***] will be deemed to be Sanofi’s Confidential Information regardless of which Party generated the [***]
22.3With respect to each Research Program, each Party will promptly disclose to the other Party all invention disclosures submitted to such Party by its or its Affiliates’ employees describing inventions made under or in connection with the Research Program; provided that Sanofi will not be required to disclose to EXS any invention disclosures relating to Sanofi Collaboration IP and EXS will not be required to disclose to Sanofi any invention disclosures relating to EXS Platform Technology IP. Each Party will also respond promptly to reasonable requests from the other Party for more information relating to such disclosed inventions.
23.PROSECUTION AND MAINTENANCE
23.1As between the Parties, in all countries in the Territory:
(a)at its own cost, Sanofi will have the sole and exclusive right, but not the obligation, to control the Prosecution and Maintenance of any Patent Rights comprised in the Sanofi Background IP, the Sanofi Collaboration IP and any EXS Project IP (other than the Terminated Project IP); and
(b)at its own cost, EXS will have the sole and exclusive right, but not the obligation, to control the Prosecution and Maintenance of any Patent Rights comprised in the EXS Background IP [***] and any Terminated Project IP.
23.2If Sanofi elects to abandon any Patent Rights comprised in the EXS Project IP under Clause 20.1(a) in any country in the Territory, then Sanofi shall provide EXS with prompt written notice (in any event, at least [***] prior to the date that abandonment would become effective) and EXS shall, at its own cost, have the right to assume the Prosecution and Maintenance of those Patent Rights in its own name.
23.3Sanofi shall provide EXS with copies of any documents it receives or prepares in connection with the Prosecution and Maintenance of the Licensed Product Patents and shall inform EXS of the progress of such Prosecution and Maintenance. Before filing any document with a patent office in connection with such Prosecution and Maintenance of the Licensed Product Patents, Sanofi shall provide a copy of the document to EXS sufficiently in advance to enable EXS to comment on it and give due consideration to EXS’s comments. EXS shall, and shall cause its Affiliates to, assist and cooperate with Sanofi, and provide any information and assistance as Sanofi may reasonably request from time to time, in connection with the Prosecution and Maintenance of the Licensed Product Patents or the Sanofi Product Patents including: (a) offering its comments promptly upon reasonable request; (b) providing access to relevant documents and other evidence and making its employees available at reasonable business hours and (c) providing to Sanofi any reference relevant to such Patent Rights as necessary to meet any duty of disclosure to a patent authority. Sanofi shall [***].
23.4EXS shall, [***] reasonably cooperate with Sanofi upon Sanofi’s reasonable request in obtaining patent term extension or supplemental protection certificates and the like with

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respect to any Product Patent, in each country and region where it is possible to do so. Sanofi will make the election in accordance with the preceding sentence, and EXS agrees to abide by any election made by Sanofi.
24.DEFENCE AND ENFORCEMENT
24.1As between the Parties, in all countries in the Territory, at its own cost, EXS will have the sole and exclusive right, but not the obligation, to Defend and Enforce the EXS Background IP [***] and any Terminated Project IP.
24.2Each Party will promptly notify the other Party of any infringement, misappropriation or other violation by a Third Party of any Product Patent in the Territory of which it becomes aware, including any declaratory judgment or similar action alleging invalidity, unenforceability or non-infringement with respect to any such Product Patent (collectively, “Infringement”).
24.3Sanofi will have the first right, but not the obligation, to bring and control any legal action (including settlements thereof) or take such other actions as it deems appropriate in connection with any Infringement of any Product Patent at its cost and expense. If (a) Sanofi fails to bring or confirm to EXS that it will timely bring any such action with respect to any Licensed Product Patent within [***] days following the notice of alleged Infringement provided pursuant to Clause 24.2; or (b) Sanofi fails to bring any action with respect to any Licensed Product Patent within [***] days before the time limit, if any, set forth in Applicable Law for the filing of such actions, whichever comes first, then EXS will have the right to bring and control any such action at its own expense, and Sanofi will have the right, at its own expense, to be represented in any such action by counsel of its own choice. A Party that elects to enforce under this Clause 24.3 (the “Enforcing Party”) will keep the other Party (the “Non-Enforcing Party”) reasonably informed of the status and progress of such enforcement efforts, and reasonably consult with the Non-Enforcing Party, including using reasonable efforts to take the Non-Enforcing Party’s comments into good faith consideration with respect to such enforcement action, including the infringement or claim construction of any claim in any Product Patent. The Non-Enforcing Party will also provide reasonable assistance in connection with such enforcement actions, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. The Enforcing Party will in no event settle or otherwise compromise any legal action by admitting that any Product Patent is invalid or unenforceable, in each case without first obtaining the prior written consent of the Non-Enforcing Party, which consent will not be unreasonably withheld, conditioned, or delayed. Any recovery (including any settlement) received as a result of any action under this Clause 24.3 will be allocated in the following order: (a) to reimburse the Enforcing Party for the costs and expenses (including attorneys’ and professional fees) that the Enforcing Party incurred in connection with such action, to the extent not previously reimbursed; (b) to reimburse the Non-Enforcing Party, where it joins a legal action as provided under this Clause 24.3, for the costs and expenses (including attorneys’ and professional fees) that the Non-Enforcing Party incurred in connection with such action, to the extent not previously reimbursed; and (c) any recoveries in excess of such costs and expenses will be [***]

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24.4Each Party will promptly notify the other Party of any Claim alleging that the Development, Manufacture or Commercialisation of the Qualifying Products in the Territory infringes, misappropriates or otherwise violates any Patents, Know-How or other intellectual property rights of any Third Party (“Third Party Infringement”). In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith the best response to such notice of Third Party Infringement. Sanofi will have the sole right, but not the obligation, to defend, and take other actions (including to settle), with respect to any such Claim of Third Party Infringement, at Sanofi’s sole discretion, cost and expense, and EXS will have the right to be represented in any such action by counsel of its own choice at EXS’s sole cost and expense; provided that in no event will Sanofi settle or otherwise compromise any Third Party Infringement by admitting that any Product Patent is invalid or unenforceable, in each case without first obtaining the prior written consent of EXS, which consent will not be unreasonably withheld, conditioned or delayed. Any recovery (including any settlement) received as a result of any action under this Clause 24.4 will be allocated in the following order: (a) to reimburse Sanofi for the costs and expenses (including attorneys’ and professional fees) that Sanofi incurred in connection with such action, to the extent not previously reimbursed; (b) to reimburse EXS, where it joins a legal action as provided under this Clause 24.4, for the costs and expenses (including attorneys’ and professional fees) that EXS incurred in connection with such action, to the extent not previously reimbursed; and (c) any recoveries in excess of such costs and expenses will be [***].
25.TRADEMARKS
25.1In respect of each Qualifying Product in a country in the Territory, Sanofi will have the sole and exclusive right to select (including the creation, searching and clearing), register, maintain, police and enforce all Trademarks for use in connection with the Commercialisation of Qualifying Products in that country in the Territory.
25.2Except as otherwise expressly set forth herein, neither Party (or any of its respective Affiliates) shall use the name or any Trademark of the other Party or any of its Affiliates, or its or their respective employees, in any publicity, promotion, news release or other public disclosure relating to this Agreement or its subject matter, without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that such consent will not be required to the extent use thereof may be required by Applicable Law, including the rules of any securities exchange or market on which a Party’s or its Affiliate’s securities are listed or traded.
26.DATA SECURITY
26.1The Parties shall, within [***] following the Effective Date, discuss and agree [***]. Upon [***] EXS shall perform its obligations in connection with this Agreement in accordance with [***].
26.2EXS shall create [***]. EXS shall ensure that [***]. If deemed necessary by the Joint Steering Committee, EXS shall [***]. During the Term, exchange of [***].
26.3Each Party acknowledges that, for the purpose of Data Protection Laws it is a data controller of the personal data generated or received by it under or in connection with this Agreement

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(the “Relevant Personal Data”) and that it independently of, and not jointly with, the other, determines the purposes for which and the manner in which Relevant Personal Data is, or is to be, processed.
26.4Each Party shall comply with its obligations under Data Protection Laws in connection with this Agreement.
26.5EXS shall perform its activities under each Research Program using the EXS Platform Technology in a manner that ensures that any data which (i) is provided to EXS by Sanofi or (ii) is specific to any Research Program or Approved Collaboration Target or Collaboration NSM Target is not applied to any other project conducted by EXS on behalf of a Third Party.
26.6If in the performance of any Research Program, either Party will be exporting any materials, supplies, products, equipment or technology, then such Party shall obtain any and all export licenses required in connection therewith.
27.REPRESENTATIONS, WARRANTIES AND COVENANTS
27.1Each Party hereby represents, warrants and, where denoted below, covenants to the other Party as of the Effective Date that:
(a)it has the power to execute and deliver this Agreement and to perform its obligations under it and has taken all action necessary to authorise execution and delivery and the performance of its obligations;
(b)this Agreement constitutes a legal, valid and binding obligation of that Party in accordance with its terms;
(c)it has obtained all authorisations, licences or consents from, and notices or filings with, each Governmental Authority that are necessary to enable it to execute, deliver and perform its obligations under this Agreement and are in full force and effect and all conditions of each authorisation, licence, consent, notice or filing have been complied with;
(d)it has not and will not, after the Effective Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder; and
(e)each employee or other representative of that Party (and its Affiliates) involved in performing that Party’s responsibilities under each Research Plan and each NSM Research Plan has executed and, as of the start of such employee’s or other representative’s performance under such Research Plan or NSM Research Plan, will have executed agreements requiring assignment to that Party (or its Affiliates) of all intellectual property rights subsisting in any Inventions made during the course of and as a result of the individual’s association with that Party, and obligating the relevant individual to maintain as confidential the Confidential Information of that Party (and its Affiliates).

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27.2As of the Effective Date and as of the commencement of each Research Program involving a Sanofi-Originated Molecule, Sanofi hereby represents and warrants to EXS that, so far as it is aware, the use of any Sanofi Background IP provided with respect to such Sanofi-Originated Molecule in the manner proposed to be conducted by such Research Program pursuant to this Agreement will not infringe the rights of any Third Party.
27.3As of the Effective Date and as of the commencement of each Research Program, EXS hereby represents and warrants that so far as it is aware, the use of any EXS Background IP or EXS Platform Technology IP in the manner proposed to be conducted by such Research Program pursuant to this Agreement will not infringe the rights of any Third Party.
27.4With respect to any representation or warranty given by a Party pursuant to Clause 27.2 or 27.3 at the commencement of any Research Program, that Party shall not be liable in respect of any claim that it has breached such representation or warranty to the extent that the fact, matter, event or circumstance has been disclosed to the other Party in writing prior to the commencement of the Research Program or is a fact, matter, event or circumstance of which the other Party has actual knowledge as at the commencement of the Research Program.
27.5As of the Effective Date, EXS hereby represents and warrants that:
(a)to EXS’s knowledge, neither EXS nor any of its Affiliates have received any notice, written or otherwise, of any Claim that any Patent Rights or Know-How (including any trade secret right) owned or controlled by a Third Party would be infringed, misappropriated or otherwise violated by the performance by EXS of the Research activities hereunder;
(b)to EXS’s knowledge, there are no activities by Third Parties that would constitute any material misappropriation of the Know-How included within the EXS Background IP;
(c)EXS has not received any written notice of a Claim or written threat of a Claim made by any Third Party against EXS or its Affiliates that alleges that any EXS Background IP or EXS Platform Technology IP is invalid or unenforceable; and
(d)there are no Claims pending or, to the knowledge of EXS, threatened against EXS or its Affiliates which could reasonably be expected to adversely affect the EXS Background IP or EXS’s Control thereof.
27.6Each Party covenants to the other that it shall (a) to the extent applicable, perform its activities pursuant to this Agreement in compliance with Applicable Laws and good laboratory and clinical practices; (b) with respect to the care, handling and use in Research Program activities of any non-human animals, at all times comply (and shall ensure compliance by any of its subcontractors) with all Applicable Laws and the most current best practices for the proper care, handling and use of animals in biopharmaceutical research activities; and (c) notify the other Party in writing promptly on becoming aware of any material breach of any representation, warranty or covenant given by either Party under this Clause 27.

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27.7Save as provided in this Agreement, no representations, warranties or other terms, express or implied, statutory or otherwise, as to condition, quality, performance or fitness for purpose are given or assumed by either Party, and all those representations, warranties and terms are excluded save to the extent that any exclusion is prohibited by law.
28.INDEMNITIES
28.1Sanofi shall indemnify EXS and its Affiliates and their respective directors, officers, employees, subcontractors and agents (“EXS Indemnitees”) from and against any Losses incurred by or awarded against any EXS Indemnitee relating to or in connection with any and all Claims brought by a Third Party to the extent arising out of or resulting from:
(a)any breach of any representation, warranty, covenant or obligation of Sanofi under this Agreement;
(b)any breach or violation of Applicable Law by Sanofi or any of its Affiliates, subcontractors or Sublicensees in performing Sanofi’s responsibilities under this Agreement; or
(c)any acts or omissions of Sanofi or any of its Affiliates, subcontractors or Sublicensees with respect to the Research, Development or Commercialisation of each Approved Collaboration Target or NSM Collaboration Target and Qualifying Molecules and Qualifying Products for that Approved Collaboration Target or NSM Collaboration Target in the Territory,
in each case except to the extent that the relevant Third Party Claim is attributable to the gross negligence or wilful misconduct of an EXS Indemnitee or is subject to an indemnity pursuant to Clause 28.2.
28.2EXS shall indemnify, defend and hold harmless Sanofi and its Affiliates and their respective directors, officers, employees, subcontractors and agents (“Sanofi Indemnitees”) from and against any Losses incurred by or awarded against any Sanofi Indemnitee relating to or in connection with any and all Claims brought by a Third Party to the extent arising out of or resulting from:
(a)any breach of any representation, warranty, covenant or obligation of EXS under this Agreement;
(b)any breach or violation of Applicable Law by EXS or any of its Affiliates, subcontractors or sublicensees in performing EXS’s responsibilities under this Agreement;
(c)the Research of any Approved Collaboration Target and Qualifying Molecules and Qualifying Products for that Target in the Territory by or on behalf of EXS or any of its Affiliates or permitted subcontractors and sublicensees;

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(d)any acts or omissions of EXS or any of its Affiliates, subcontractors and sublicensees with respect to any Termination Molecule, Termination Product, Reversion Molecule or Reversion Product; or
(e)any allegation by a Third Party that either (i) the exercise by any Sanofi Indemnitee of any rights granted to Sanofi by EXS hereunder or (ii) the use or exploitation by any Sanofi Indemnitee of any Sanofi Collaboration IP or EXS Project IP, infringes any intellectual property rights of that Third Party, but solely to the extent that such Claim alleges that such infringement arose as a result of the EXS Platform Technology IP infringing upon the same intellectual property rights of that Third Party.
in each case except to the extent that the relevant Third Party Claim is attributable to the gross negligence or wilful misconduct of an Sanofi Indemnitee or is subject to an indemnity pursuant to Clause 28.1.
28.3Notwithstanding any other term of this Agreement, with respect to any Claim by a Third Party against a Party (the “Indemnified Party”) in relation to which the Indemnified Party is entitled to indemnification under this Agreement from the other Party (the “Indemnifying Party”):
(a)the Indemnified Party shall promptly notify the Indemnifying Party in writing of the relevant Third Party Claim (provided that any delay or failure to provide such notice will not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification, except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant Claims);
(b)the Indemnified Party shall not admit any liability or agree to any settlement or compromise without the prior written consent of the Indemnifying Party;
(c)the Indemnifying Party shall assume exclusive conduct of the relevant Claim, which shall include the exclusive right to conduct any proceedings or action, negotiate the settlement of the Claim and conduct all discussions and dispute resolution efforts in connection with the relevant Claim (taking into consideration in good faith any reasonable concerns or objections raised by the Indemnified Party);
(d)until the Indemnifying Party assumes conduct of the relevant Claim, the Indemnified Party shall take all proper action to deal with the Claim so as to minimise the extent of any amount payable under that Claim;
(e)the Indemnified Party shall, at the Indemnifying Party’s request, cost and expense, give the Indemnifying Party all reasonable assistance in connection with the conduct of the relevant Claim, including access to personnel and provision of documents; and
(f)the Indemnifying Party shall not settle the relevant Claim unless the settlement fully and unconditionally releases the Indemnified Party from all liability relating to that Claim (unless the Indemnified Party agrees otherwise in writing).

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29LIABILITY
EXCEPT WITH RESPECT TO LOSSES SUFFERED OR INCURRED: (A) BY A PARTY FOR CLAIMS OCCASIONED BY THE FRAUD, WILFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES, SUBCONTRACTORS OR SUBLICENSEES; (B) BY THE INDEMNIFIED PARTY FOR CLAIMS THAT THE INDEMNIFYING PARTY IS OBLIGATED TO INDEMNIFY THE INDEMNIFIED PARTY UNDER CLAUSE 28; (C) BY A PARTY FOR CLAIMS RELATING TO THE OTHER PARTY’S MATERIAL BREACH OF SUCH OTHER PARTY’S EXCLUSIVITY OBLIGATIONS UNDER CLAUSE 2 OR CLAUSE 20.1(a) OR 20.1(b); (D) BY A PARTY FOR CLAIMS RELATING TO THE OTHER PARTY’S BREACH OF SUCH OTHER PARTY’S CONFIDENTIALITY OBLIGATIONS (INCLUDING ANY BREACH OF CLAUSE 30); OR (E) THAT CANNOT BE EXCLUDED OR LIMITED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR (I) ANY LOSS OF FUTURE REVENUE OR PROFIT; OR (II) INDIRECT, CONSEQUENTIAL, INCIDENTAL, COLLATERAL, EXEMPLARY, OR PUNITIVE DAMAGES, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
30CONFIDENTIALITY
30.1The Receiving Party which receives the Confidential Information of the Disclosing Party pursuant to or in connection with this Agreement will: (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Clause 30; and (c) not use such Confidential Information for any purpose except those expressly permitted under this Agreement, which permitted uses include, in the case of Sanofi, the exercise of the rights, licences and options granted to Sanofi hereunder. The obligations of confidentiality, non-disclosure and non-use under this Clause 30.1 will be in full force and effect from the Effective Date until [***] years following the expiration or termination of this Agreement.
30.2Notwithstanding Clause 30.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party:
(a)as permitted by and in accordance with Clause 30.4, to the U.S. Securities and Exchange Commission or any national securities exchange in any jurisdiction in the Territory (each, a “Securities Regulator”);
(b)in response to a valid order of a court of competent jurisdiction or other Governmental Authority or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law (other than to a Securities Regulator); provided that to the extent legally permissible the Receiving Party will first give written notice to the Disclosing Party and give the Disclosing

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Party a reasonable opportunity to (i) quash any such order; (ii) obtain a protective order or confidential treatment requiring that the Confidential Information that is the subject of such order or Applicable Law (A) be held in confidence by the recipient and (B) be used only for the purposes for which the order was issued or as required by Applicable Law; or (iii) propose redactions to such Confidential Information; and provided, further, that any Confidential Information disclosed in response to any such order or Applicable Law will be limited to that information which is legally required to be disclosed in response thereto;
(c)by the Receiving Party, to the extent reasonably necessary to exercise its rights or perform its obligations to Prosecute and Maintain any Patent Rights for which it has a Prosecution and Maintenance right or obligation under Clause 23;
(d)by Sanofi, as the Receiving Party, to a Regulatory Authority, as reasonably required in connection with any filing, submission or communication with respect to any Qualifying Molecule or Qualifying Product, provided that Sanofi gives EXS a reasonable opportunity to obtain a protective order or confidential treatment requiring that the relevant Confidential Information be held in confidence by the recipient and be used only for the purposes required and to propose redactions to the relevant Confidential Information;
(e)by EXS, as the Receiving Party, to a Regulatory Authority, as reasonably required in connection with any filing, submission or communication with respect to any Termination Molecule or Termination Product, provided that EXS gives Sanofi a reasonable opportunity to obtain a protective order or confidential treatment requiring that the relevant Confidential Information be held in confidence by the recipient and be used only for the purposes required and to propose redactions to the relevant Confidential Information;
(f)(i) to any of the Receiving Party’s officers, employees, consultants, agents or Affiliates who need to know such Confidential Information to perform on behalf of such Receiving Party under this Agreement or (ii) in the case of Sanofi, as the Receiving Party, to any actual or potential collaborators, partners, licensees, Sublicensees or subcontractors in connection with the Research, Development, Manufacture or Commercialisation of Qualifying Molecules or Qualifying Products or otherwise to the extent necessary or useful for Sanofi to exercise its rights or perform its obligations hereunder; provided that, in each case ((i) and (ii)), prior to any such disclosure, each disclosee will be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Clause 30; and provided, further, that the Receiving Party will remain responsible for any failure by any such disclosee to treat such Confidential Information as required under this Clause 30; and
(g)to its advisers (including attorneys and accountants) in connection with activities under this Agreement; provided that prior to any such disclosure, each such disclosee will be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Clause 30 (provided, however, that

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in the case of legal advisers, no written agreement will be required); and provided, further, that the Receiving Party will remain responsible for any failure by any such disclosee to treat such Confidential Information as required under this Clause 30.
If and whenever any Confidential Information is disclosed in accordance with this Clause 30.2, such disclosure will not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.
30.3Clause 30.1 will not apply to any portion of the Confidential Information of the Disclosing Party to the extent such Confidential Information:
(a)was known to the Receiving Party or any of its Affiliates, as evidenced by written records, without any obligation to the Disclosing Party to keep it confidential or to restrict its use, prior to disclosure by the Disclosing Party;
(b)is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to the Disclosing Party to keep it confidential or to restrict its use;
(c)is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or
(d)is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.
Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principles of operation are published or available to the general public or in the rightful possession of the Receiving Party.
30.4Each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the Securities Regulators or to other Persons as may be required by Applicable Law, and if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person as may be required by Applicable Law, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party is required by any Securities Regulator or other Person as may be required by Applicable Law to make a disclosure of the terms of this Agreement in a filing or other submission as required by such Securities Regulator or such other Person, and such Party has: (a) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such filing or other disclosure; (b) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (c) given the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make

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such disclosure at the time and in the manner reasonably determined by its counsel to be required by the Securities Regulator or the other Person. Notwithstanding the foregoing, if a Party seeks to make a disclosure as required by a Securities Regulator or other Person as may be required by Applicable Law as set forth in this Clause 30.4 and the other Party provides comments in accordance with this Clause 30.4, the Party seeking to make such disclosure or its counsel, as the case may be, will incorporate such comments to the extent legally permissible.
30.5During the Research Term, neither Party shall publicly present, publish or otherwise publicly disclose any paper, publication, oral presentation, abstract, poster, manuscript or other presentation relating to any activity or other matter under this Agreement (each, a “Publication”), without the other Party’s prior written consent. Following the Research Term, Sanofi will be responsible for and control all Publications relating to the (a) Approved Collaboration Targets, (b) Non-Small Molecule Targets that are, or, at any time during the Research Term, were, the subject of any activity under a NSM Research Plan, (c) Qualifying Molecules and (d) Qualifying Products and, in each case ((a) through (d)), EXS shall not make any such Publication without the prior written consent of Sanofi. EXS will be responsible for and control all Publications relating to the Termination Molecules and Termination Products and Sanofi shall not make any such Publication without the prior written consent of EXS. To the extent a Party has a right pursuant to this Clause 30.5 to make a Publication, then the publishing Party (the “Publishing Party”) shall provide to the other Party (the “Reviewing Party”) an opportunity to review such Publication to determine whether such Publication contains the Confidential Information of the Reviewing Party. The Publishing Party will deliver to the Reviewing Party a copy of any such proposed Publication or an outline of the proposed oral disclosure, together with any slides or other materials to be provided in connection with such oral disclosure, at least [***] days prior to submission for publication or presentation for review by the Reviewing Party. The Reviewing Party will have the right, in its sole discretion, to: (i) require the removal of its Confidential Information from any such Publication by the Publishing Party or (ii) request a reasonable delay in publication or presentation in order to protect its patentable information. If the Reviewing Party requests such a delay, then the Publishing Party shall delay submission or presentation for a period of [***] days after its provision of the copy of the proposed publication or disclosure to enable the filings of patent applications protecting the Reviewing Party’s rights in such information.
30.6Nothing contained in Clause 30.5 prohibits the inclusion of information in a patent application claiming, and in furtherance of, the manufacture, use, sale or formulation of an Approved Collaboration Target or Qualifying Product, provided that such application is made in accordance with Clause 30.5.
30.7Notwithstanding anything to the contrary in this Agreement, Sanofi and its Affiliates and Sublicensees, and its or their designees, will have the right to publish registry information and summaries of data and results from any Clinical Trials conducted in connection with Qualifying Molecules or Qualifying Products and EXS and its Affiliates and permitted subcontractors and sublicensees, and its or their designees, will have the right to publish registry information and summaries of data and results from any Clinical Trials conducted in connection with Termination Molecules or Termination Products, on its or their Clinical

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Trials registry or on a government-sponsored database (such as www.clinicaltrials.gov), without first obtaining the prior consent of the other Party. The Parties will reasonably cooperate if required or reasonably requested by a Party in order to facilitate any such publication.
31.PRESS RELEASES
Each Party will have the right to issue an individual press release announcing the execution of this Agreement in a form to be agreed between the Parties in writing upon a mutually agreed-upon date after the Effective Date, but within [***] days thereafter. Neither Party will make any other press release or other public statement disclosing this Agreement or the activities hereunder or transactions contemplated hereby, without the other Party’s prior written consent, provided that:
(a)the contents of any press release or other public statement that has been reviewed and approved by a Party may be re-released by the other Party in exactly the same language as previously approved without first obtaining the other Party’s prior written consent in accordance with this Clause 31; and
(b)Sanofi may make a press release or public statement concerning a Qualifying Product that does not contain any Confidential Information of EXS or reference EXS or its Affiliates or this Agreement.
32.TERM AND TERMINATION
32.1This Agreement will become effective on the Effective Date and, on an Approved Collaboration Target-by-Approved Collaboration Target or Collaboration NSM Target-by-Collaboration NSM Target basis, unless earlier terminated pursuant to this Clause 32, will continue through the applicable Term for each Approved Collaboration Target or Collaboration NSM Target.
32.2Sanofi may terminate this Agreement as a whole, or on an Approved Collaboration Target-by-Collaboration Target or Collaboration NSM Target-by-Collaboration NSM Target basis, at any time after the Effective Date, for any reason or no reason, effective upon not less than [***] days’ written notice to EXS.
32.3Sanofi may terminate this Agreement on an Approved Collaboration Target-by-Collaboration Target or Collaboration NSM Target-by-Collaboration NSM Target basis upon written notice to EXS based on Safety Reasons. Upon such termination for Safety Reasons, Sanofi will be responsible, at its cost and expense, for the wind down of any Development of applicable Qualifying Products for such Approved Collaboration Target or Collaboration NSM Target (including any Clinical Trials for the applicable Qualifying Product being conducted by or on behalf of Sanofi) and any Commercialisation activities for applicable Qualifying Products for such Approved Collaboration Target or Collaboration NSM Target. Such termination will become effective upon the date that Sanofi notifies EXS in writing that such wind-down is complete.

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32.4If a Party materially breaches this Agreement with respect to one or more Approved Collaboration Targets or Collaboration NSM Targets, then the other Party may terminate this Agreement with respect to the affected Approved Collaboration Target or Collaboration NSM Target if such breach has continued for (a) [***] days in the case of a material breach as a result of non-payment, or (b) [***] days in the case of any other material breach, after written notice has been provided to the breaching Party by the non-breaching Party requiring such breach to be remedied and stating an intention to terminate if not so cured (such period, the “Cure Period”) and such notice, a “Termination Notice”). Except as set forth in this Clause 32.4, any such termination will become effective at the end of such Cure Period unless the breaching Party has cured any such breach prior to the expiration of the Cure Period or, if a material breach described in sub-clause (b) above is a breach of a Party’s obligations to use Commercially Reasonable Efforts for Research, Development or Commercialisation under this Agreement, the alleged breaching Party has re-commenced use of those Commercially Reasonable Efforts during such Cure Period.
32.5A Party will have the right to terminate this Agreement upon written notice if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or if such proceeding is not dismissed or stayed within [***] days after the filing thereof. For purposes of Section 365(n) of the Code and any similar law, foreign or domestic, all rights and licences granted under or pursuant to any Clause of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Code). The Parties agree that the licensee of such rights under this Agreement will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country. Each Party hereby acknowledges that copies of research data, laboratory samples, product samples and inventory, formulas, laboratory notes and notebooks, pre-clinical research data and results, tangible Know-How and rights of reference, in each case that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Code, and that the licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it upon its written request therefor and election under Section 365(n)(1)(B) of the Code to retain the licences granted hereunder. The provisions of this Clause 32.5 are without prejudice to any rights the non-subject Party may have arising under the Code, laws of other jurisdictions governing insolvency and bankruptcy or other Applicable Law. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, including for purposes of the Code and any similar laws in any other country: (x) the right of access to any intellectual property (including all embodiments thereof) of the licensor, or any Third Party with whom the licensor contracts to perform an obligation of such licensor under this Agreement which is necessary for the Development, Manufacture or Commercialisation of a Qualifying Product; (y) the right to contract directly with any Third Party described in (x) to complete the contracted work and (z) the right to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to such licensor under this Agreement.

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32.6With respect to any Approved Collaboration Target or Collaboration NSM Target for which this Agreement has been terminated: (a) such Target will no longer be considered an Approved Collaboration Target or Collaboration NSM Target for all purposes of this Agreement and will become a Terminated Target and (b) except to the extent expressly set forth herein, each Party’s rights and obligations under this Agreement with respect to the Research, Development, Manufacture, Commercialisation or other exploitation of such Terminated Target(s) shall automatically cease as of the effective date of termination. For clarity, if this Agreement is terminated in its entirety, then all Approved Collaboration Targets and Collaboration NSM Targets will be Terminated Targets.
33.EFFECT OF TERMINATION; REVERSION
33.1Upon termination of this Agreement in its entirety or with respect to one (1) or more Approved Collaboration Target(s) or Collaboration NSM Target(s) by a Party pursuant to Clauses 32.2 through 32.6, the following terms will apply to this Agreement, either in its entirety or with respect to Collaboration Target(s) or Collaboration NSM Target(s) that are the subject of such termination, as the case may be, and except as the application of such Clauses may be limited as provided in a given sub-clause of this Clause 33.1:
(a)except in the case of EXS for any Confidential Information of Sanofi that is Reversion IP and in the case of Sanofi for any Confidential Information of EXS that Sanofi is entitled to use in order to exercise any of its rights or perform any of its obligations under this Agreement that survive expiration or termination, within [***] days after the effective date of termination with respect to an Approved Collaboration Target(s) or Collaboration NSM Target(s), each Party shall destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party that are in its or its Affiliates’ Control that is solely related to such terminated Approved Collaboration Target or Collaboration NSM Target; provided, that such Party may retain one copy of such Confidential Information for its legal archives, and provided further that such Party shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information;
(b)EXS will remain entitled to receive all payments that accrued but were unpaid before the effective date of such termination;
(c)if this Agreement is terminated in its entirety, then the Joint Steering Committee (and all Subcommittees) will be dissolved as of the effective date of such termination; and
(d)certain provisions herein will survive termination, in accordance with Clause 33.5.
33.2Upon termination of this Agreement by Sanofi under Clause 32.2 or by EXS under Clause 32.4 or Clause 32.5, solely with respect to the applicable terminated Approved Collaboration Targets(s) (and not, for clarity, with respect to terminated NSM Collaboration Targets), the following will apply with respect to (x) the Licensed Development Candidates (“Termination Molecules”) for such Terminated Target(s) and (y) any product in the Field that (A) is Directed To such Terminated Target; and (B) contains or comprises a Termination

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Molecule (each, a “Termination Product”) for such Terminated Target(s) (in addition to any other rights, obligations or remedies under this Agreement with respect to such termination):
(a)the scope of the licence granted to Sanofi under Clause 20.1(a) will be amended such that it is for all purposes except for the Research, Development, Manufacture or Commercialisation of the Termination Molecules and Termination Products for the applicable Terminated Target(s);
(b)taking into account patient and other ethical considerations together with EXS, Sanofi shall wind down any ongoing Clinical Trials for any Termination Molecules or Termination Products for the Terminated Target(s) in accordance with Applicable Law, at Sanofi’s cost;
(c)Sanofi shall, on request of EXS, promptly return to EXS or destroy all Confidential Information of EXS that relates exclusively to the Terminated Target(s), save to the extent Sanofi is required to retain a copy for compliance with Applicable Law; and
(d)Sanofi shall grant, and hereby grants, to EXS for any Termination Product that [***] (each, a “Reversion Molecule” and a “Reversion Product”, respectively) [***], perpetual, irrevocable, freely transferable, worldwide licence, with the right to grant sublicences through multiple tiers, to Research, Develop, Manufacture, and Commercialise such Reversion Molecules and Reversion Products: (A) [***] (for the purposes set forth below), sublicensable (through multiple tiers of sublicensees) licence for purposes of Research, Development, Manufacture and Commercialisation of such Reversion Molecules or Reversion Products, and (B) [***], sublicensable (through multiple tiers of sublicensees) licence for purposes of Research, Development, Manufacture, and Commercialisation of such Reversion Molecules or Reversion Products, under all of Sanofi’s or its Affiliates’ right, title and interest in and to, [***] (collectively, the “Reversion IP”), provided that, in consideration for such licence, on a Reversion Product-by-Reversion Product basis, the Parties shall negotiate in good faith, and EXS shall pay Sanofi, a reasonable royalty on net sales of all Reversion Products, on a Reversion Product-by-Reversion Product and country-by-country basis for a royalty term to be negotiated in good faith by the Parties, but consistent with the Royalty Term. If the Parties are unable to agree on the reasonable royalty rate or term under this Clause 33.2(d), either Party may submit such dispute to arbitration for resolution in accordance with the provisions in Clause 38.
33.3Upon the expiration of the Royalty Term (i.e. in the case where there is no earlier termination pursuant to Clause 32), on a Licensed Collaboration Development Candidate-by-Licensed Collaboration Development Candidate basis and Licensed Small Molecule Product-by-Licensed Small Molecule Product and country-by-country basis, the licences granted to Sanofi under Clause 20.1 with respect to EXS Project IP, EXS Background IP [***] will convert to a perpetual, fully paid-up, non-royalty-bearing licence. Certain provisions herein will survive expiration, in accordance with Clause 33.5.
33.4Except as otherwise provided in Clause 32 or 33, expiration or earlier termination of this Agreement for any reason shall not release either Party from any liability or obligation

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(including payments) that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Subject to and without limiting the terms and conditions of this Agreement (including Clause 28), expiration or termination of this Agreement will not preclude any Party from (a) claiming any other damages, compensation or relief that it may be entitled to upon such expiration or termination, (b) subject to Clause 33.3, any right to receive any amounts accrued under this Agreement prior to the expiration or termination date but which are unpaid or become payable thereafter and (c) any right to obtain performance of any obligation provided for in this Agreement which shall survive expiration or termination.
33.5Termination or expiration of this Agreement in its entirety or with respect to an Approved Collaboration Target or Collaboration NSM Target will not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement in its entirety or with respect to such Target. Notwithstanding anything to the contrary, the following provisions will survive and apply after expiration or termination of this Agreement: Clauses 1, 2.1(a), 2.1(e), 20.1(a), 20.1(c), 20.3, 20.4, 20.5, 21.2, 21.4, 21.5, 21.6, 22, 28, 29, 30.1, 30.2, 30.3, 30.7, 33, 37, 38 and 39.
34FORCE MAJEURE
34.1Neither Party shall be liable to the other Party for any delay or non-performance of its obligations under this Agreement if such delay or non-performance arises directly from any Force Majeure Event, and the performance of the affected Party’s obligations, to the extent affected by the cause, shall be suspended during the period that the Force Majeure Event persists; provided that:
(a)the affected Party promptly notifies the other Party (but no later than [***] days after such occurrence) in writing of the cause and nature of the Force Majeure Event, the likely duration of the delay or non-performance and any action being taken by such affected Party to avoid or minimise the effect;
(b)the affected Party will use reasonable efforts to limit to avoid or remove such causes of delay or non-performance and to mitigate the effect of the Force Majeure Event on such Party, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed; and
(c)the suspension of performance by the affected Party will be of no greater scope and no longer duration than is necessary under the circumstances.
34.2When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.
34.3The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date may be invoked by a Party as a Force Majeure Event for the purposes of this Agreement to the extent such effect was beyond the reasonable control of the affected Party and could not reasonably be planned for or avoided.

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35.RECORDS AND AUDIT
35.1Each Party shall (and shall procure that any subcontractors shall) maintain full and accurate records, and in good scientific manner, of:
(a)all work done and results achieved in the performance of its responsibilities under each Research Plan and NSM Research Plan;
(b)with respect to any Cost Share Candidate, the Clinical Development Costs incurred by that Party; and
(c)in respect of Sanofi, the information set out in Clause 18.5.
35.2Each Party shall, by no later than [***] days after receipt of written notice from the other Party (the “Auditing Party”), permit an Independent Accountant engaged by the Auditing Party, to have access [***] per Calendar Year (other than in the case of suspected material breach or fraud) during ordinary business hours to such books and records as may be necessary to verify the accuracy of any amounts payable under this Agreement.
35.3When exercising a right of audit under Clause 35.2, each Auditing Party shall use its, and shall ensure that the Independent Accountant shall use their, reasonable endeavours not to cause any material disruption to the other Party’s business when carrying out such an audit.
35.4Subject to Clause 35.5, each Party shall bear its own costs and expenses suffered or incurred in respect of any audit.
35.5If any audit reveals an underpayment, the audited Party shall pay the Auditing Party the amount of such underpayment within [***] days after becoming aware of the underpayment. If the underpayment exceeds [***] per cent [***] of the aggregate amount of payments that are subject to the audit, the audited Party shall pay for the Auditing Party’s reasonably incurred costs and expenses in respect of the audit.
36.ASSIGNMENT
36.1Subject to Clauses 5.5, 20.4 and 36.2, neither Party may assign or transfer this Agreement, whether by operation of law or otherwise, or any of its rights or obligations under this Agreement, without the prior written consent of the other Party.
36.2Nothing in this Agreement shall prevent or restrict a Party from assigning, without the other Party’s consent, this Agreement or such Party’s rights or obligations hereunder, in whole or in part, to: (a) any of its Affiliates; (b) its successor in interest in the transfer or sale of all or substantially all of its assets or business related to the subject matter of this Agreement (or the applicable Qualifying Molecule(s) or Qualifying Product(s)); or (c) its successor in interest in a merger or consolidation (or similar transaction) of the assigning Party, provided that, in each case, the assigning Party notifies the other Party within [***] calendar days after such assignment. In the event that a permitted assignment of this Agreement by a Party increases the tax liability of the other Party or any of its Affiliates over the amount of any Taxes that

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otherwise would have been payable in the absence of such assignment, the assigning Party will reimburse the other Party for the amount of such increased Tax liability.
37.GENERAL
37.1Status
Sanofi and EXS are independent contractors under this Agreement. Nothing in this Agreement is intended or shall be construed to constitute either Party as a partner, agent or joint venturer of the other Party. Neither Party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party, or to bind such other Party to any agreement with any Third Party.
37.2Counterparts
This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement, and any Party (including any duly authorised representative of a Party) may enter into this Agreement by executing a counterpart.
37.3Waiver
The rights of each Party under this Agreement:
(a)may be exercised as often as necessary;
(b)are cumulative and not exclusive of rights or remedies provided by law; and
(c)may be waived, and the obligations of each Party hereunder may be released, only in writing signed by the Parties and specifically.
Delay in exercising or non-exercise of any such right is not a waiver of that right. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion.
37.4Amendments
Any amendment of this Agreement will not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by an authorised representative of each of the Parties.
37.5Severability
The provisions contained in each Clause of this Agreement will be enforceable independently of each of the others and their validity will not be affected if any of the others are invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question will apply with such modification as may be necessary to make it valid.

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37.6Further assurance
Each Party shall execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.
37.7Costs
Except as otherwise specified in this Agreement, each Party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.
37.8Notices
Any notice or other document to be served under this Agreement may be delivered or sent by post or email to the Party to be served at its address set out below:

to EXS at:	to Sanofi at:

EXSCIENTIA AI LIMITED	SANOFI
The Schrödinger Building Heatley Road Oxford Science Park Oxford, OX4 4GE United Kingdom Email address: [***] Marked for the attention of: [***]	Sanofi SA 54, rue La Boetie 75008 Paris France Attention: [***] With copies to: Attention: [***]
and Sanofi SA

with a copy (which shall not constitute notice) to: [***]	50 Binney Street Cambridge, MA 02142 USA Attention: [***]
or at any other address or to any other addressee as it may have notified to the other Party in accordance with this Clause 37.8. Any notice or other document sent by post shall be sent by prepaid airmail.
In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that there was no apparent error in the operation of the sender’s email system and no delivery failure message was received, as the case may be.
37.9Language
Any notice given or document provided in connection with this Agreement must be in English.

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37.10Third Party rights
There are no express or implied Third Party beneficiaries hereunder. The terms of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and no other Person will have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party, except for the indemnification rights of the EXS Indemnitees pursuant to Clauses 28.1 and 28.3 and the Sanofi Indemnitees pursuant to Clauses 28.2 and 28.3.
37.11Entire agreement
This Agreement, together with the Schedules and each Research Plan and NSM Research Plan (and all attachments thereto), contains the entire agreement between the Parties relating to the transactions contemplated by this Agreement and supersede with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets exchanged between the Parties prior to the Effective Date; provided that this Agreement will not supersede the terms and provisions of that certain Confidentiality Agreement between Exscientia Limited and Sanofi dated 28 June 2021 applicable to any period prior to the Effective Date.
37.12Severability
If one (1) or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid or unenforceable in any situation in any jurisdiction, such holding will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision will be considered severed from this Agreement solely for purposes of such situation and solely in such jurisdiction. If the final judgment of a court of competent jurisdiction holds that any term or provision hereof is void, invalid or unenforceable, the Parties agree to: (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good faith effort to replace any void, invalid or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realised.
37.13Interpretation
This Agreement has been diligently reviewed by and negotiated by and between the Parties, and in such negotiations each of the Parties has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

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38.DISPUTES
38.1Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement (other than a matter for which Sanofi is expressly stated to have final decision-making authority under this Agreement, which will be resolved in accordance with Clause 11.9), including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity, any dispute as to whether Sanofi does in fact have final decision-making authority for a certain matter under this Agreement and any dispute relating to any non-contractual obligations arising out of or in connection with it (a “Dispute”), shall be finally resolved pursuant to the following provisions of this Clause 38 unless Sanofi has final decision-making authority under Clause 11.9.
38.2In the event a Dispute arises, the Parties agree that they shall attempt in good faith to resolve the Dispute by referring it in writing to the Alliance Manager of the other Party and the Joint Steering Committee. Any dispute that is not resolved by the Alliance Managers or the Joint Steering Committee may be referred in writing at any time by either Party’s Alliance Manager for resolution to the Parties’ respective Senior Executives, and such Senior Executives will meet (including via teleconference) at a mutually agreed upon time and location for discussion and resolution of the Dispute within [***] Business Days after such reference.
38.3If a Dispute has not been resolved within [***] days after referral to the Senior Executives, then either Party will be entitled to refer that Dispute for final resolution via binding arbitration in accordance with this Clause 38.3:
(a)The arbitration shall be administered by [***] pursuant to [***] in effect at the time of the arbitration (the “Rules”), except to the extent such Rules are inconsistent with this Clause 38.3, this Clause 38.3 will control and the Rules will be deemed to have been amended by this Clause 38.3 for the purposes of this Agreement.
(b)Any demand or notice for arbitration must be made in writing to the other Party and served properly in accordance with the Rules and Applicable Law.
(c)The arbitration shall be conducted by [***] arbitrators (each an “Arbitrator”). Each Party shall nominate [***] Arbitrator and the [***] Arbitrators so nominated by the Parties will nominate the presiding Arbitrator and, if they are unable to so agree, then the presiding Arbitrator will be appointed by [***].
(d)Notwithstanding the Rules, and unless otherwise agreed to by both Parties, the following procedures shall apply to any proceeding conducted pursuant to this Clause 38.3:
(i)the total duration of the arbitration proceeding shall not last more than [***] months from the signing of the terms of reference or the holding of a case management conference, whichever occurs later;
(ii)fact discovery shall be limited to document productions from only [***] custodians Party and [***] fact depositions per Party; expert discovery shall

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be limited to [***] experts per Party; and each Party can submit up to [***] expert reports, no more than [***] pages each;
(iii)each Party may submit one pre-trial brief of no more than [***] pages, and there will be no other briefings or motion practices except for post-hearing briefs (if requested by the Arbitrators); any arbitration hearing shall not exceed [***] days, each Party can call no more than [***] expert witnesses; direct testimony per witness shall not exceed [***] hours, and cross-examination of any witness shall not exceed [***] hours;
(iv)the Arbitrators’ decision must be issued within [***] months of the last day of the [***] month period according to sub-clause (i) above, and the Arbitrators’ decision cannot exceed [***] pages unless the Parties jointly request an extension, or the Arbitrator determines, in a reasoned decision, that the interest of justice or the complexity of the case requires that such a time limit be extended; and
(v)for the avoidance of doubt, the [***] shall not apply.
(e)The arbitration shall be held in [***] and shall be conducted in English. The Arbitrators will apply the substantive law of the State of New York in accordance with Clause 39, without regard to conflicts of law principles and except that the interpretation and enforcement of this arbitration provision will be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.
(f)Notwithstanding any provision to the contrary in the Rules, the Parties agree that the Arbitrators may have the same nationality as any Party to the arbitration.
(g)Each Party shall be responsible for its own expenses (including legal fees and expenses) in connection with the arbitration, except that the fees of the Arbitrators and other related costs of the arbitration will be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.
(h)The Parties hereby submit to the non-exclusive jurisdiction of [***] for the limited purpose of enforcing this Agreement to arbitrate. The arbitration award shall be final and binding, and judgment over the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party and its assets.
38.4This Clause 38 is without prejudice to each Party’s right to seek interim relief against the other Party (such as an injunction) through the courts of the [***] to protect its rights and interests, or to enforce the obligations of the other Party. Neither Party will have the right independently to seek recourse from a court of law or other authorities in lieu of arbitration, but nothing in this Clause 38 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute

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either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.
39.GOVERNING LAW AND JURISDICTION
This Agreement and any non-contractual obligations arising out of or in connection with it is governed by the laws of the State of New York, without regard to conflict of laws principles.
[signature page follows]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

SANOFI	EXSCIENTIA AI LIMITED
By:	By:
Name: John Reed	Name: Andrew Hopkins
Title: Executive Vice President, Global Head of Research & Development	Title: Chief Executive Officer

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SCHEDULE 1
TARGET SELECTION PROCESS
[***]

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SCHEDULE 2
SUBCONTRACTORS

[CRO	Service	Corporate/site address
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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SCHEDULE 3
TARGET PRIORITISATION CRITERIA
[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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SCHEDULE 4
VALIDATION CRITERIA
[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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SCHEDULE 5
FORM OF MATERIAL TRANSFER AGREEMENT
This MATERIAL TRANSFER AGREEMENT (this “Agreement”), is effective as of [●] (the “Effective Date”), by and between SANOFI, with offices at 50 Binney Street, Cambridge MA 02142 (“Sanofi”) and EXSCIENTIA AI LIMITED., with offices at Level 3, Dundee One River Court, 5 West Victoria Dock Road, Dundee, United Kingdom (“EXS”). Sanofi and EXS are each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this Agreement have the meanings set forth in the Collaboration and Licence Agreement (defined below).
R E C I T A L S:
WHEREAS, Sanofi and EXS are parties to that certain collaboration and licence agreement dated January 4, 2022 (the “Collaboration and Licence Agreement”);
WHEREAS, a Party (the “Transferor”) pursuant to Clause 5.13 or 5.14 of the Collaboration and Licence Agreement intends to transfer chemical or biological materials described on Exhibit A hereto (which, together with all fragments, progeny, portion, derivatives, hybrids, antibodies or analogs thereof shall comprise the “Material” to be transferred by such Party) and certain related Confidential Information (as described in Section 4 below); and
WHEREAS, the other Party (a “Recipient”) desires to receive such Material and Confidential Information solely for the purposes set forth in the Collaboration and Licence Agreement, as more fully described in Exhibit A attached hereto (the “Purpose”).
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties hereto agree as follows:
1.Limited Right of Use of Material. Recipient shall use the Material solely for the Purpose and not for any other purpose. Recipient will not chemically or biologically modify the Material, except as may be explicitly permitted in furtherance of the Purpose. Except as provided in the Collaboration and Licence Agreement, Recipient shall not transfer the Material, or any part of the Material, to any Third Party. Recipient shall be responsible for ensuring that the Material is only used by and made accessible to Recipient’s employees, subcontractors and Affiliates, in each case, to the extent permitted under the Collaboration and Licence Agreement, who are responsible for the performance of the Purpose. The Material shall be stored and used at the facility(ies) set forth on Exhibit A (as may be updated from time to time by Recipient upon written notice to Transferor). Recipient will not administer the Material, or any materials produced from the Material, to humans. RECIPIENT UNDERSTANDS THAT THE MATERIAL IS PROVIDED SOLELY FOR CERTAIN RESEARCH USE ONLY AND HAS NOT BEEN APPROVED FOR HUMAN USE. USE OF THE MATERIAL IN HUMANS IS SPECIFICALLY PROHIBITED. The Parties shall create a new Exhibit A each time a new Material is to be transferred from one Party to another Party.
2.Use of Material in Animals. If animals are to be used in any screening or studies of Material by Recipient, Recipient represents and warrants that (A) the persons conducting the research to be performed in furtherance of the Purpose have expertise in conducting tests in vitro or in animals used only for laboratory research approaches; (B) no animal will be kept as a domestic pet or livestock; (C) no animal tissues or by-products (e.g., milk, eggs, etc.) derived from such animals will be used for food; (D) all studies and tests have been reviewed and approved by an appropriate Institutional Animal Care and Use Committee or its equivalent and comply with the Animal Welfare Act and all applicable USDA regulations thereunder; (E) Recipient will immediately report to Transferor any serious adverse experience (i.e., an experience suggesting a significant risk to human subjects, including any finding of mutagenicity, teratogenicity, or carcinogenicity) that is observed in the course of using or testing the Material in animals or in vitro; and (F) Recipient will report all non-serious adverse experiences to Transferor in the Results (as defined in Section 6 below) and/or any written report provided to Transferor.
3.Provision of Material. Recipient acknowledges that the Material is experimental in nature and that it is provided “AS IS.” EXCEPT AS PROVIDED IN SECTION 8 BELOW OR IN CLAUSE 27 OF THE COLLABORATION AND LICENCE AGREEMENT, TRANSFEROR MAKES NO

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REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE MATERIAL OR THE USE OF THE MATERIAL, AND TRANSFEROR DISCLAIMS ALL SUCH WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
4.Confidential Information. Recipient acknowledges and agrees that any data, documents, materials or information of any type whatsoever, in whatever form or medium, whether or not marked as “confidential” and/or “proprietary,” and which could reasonably be expected to be valuable and proprietary, that is disclosed to Recipient by Transferor or its Affiliates pursuant to this Agreement constitutes Confidential Information as such term is defined in the Collaboration and Licence Agreement.
5.Ownership. Title and all rights to all Confidential Information disclosed under this Agreement and to the Material shall be determined in accordance with Clause 22 of the Collaboration and Licence Agreement.
6.Obligation to Report. All data and any physical, chemical, or biological results obtained from the screening, testing or other use of Material by Recipient (the “Results”) will be reported to Transferor as Research activities as contemplated by the Collaboration and Licence Agreement. Transferor may only use the Results for the Purpose and/or as permitted or contemplated by the Collaboration and Licence Agreement. Recipient shall not publish any of the Results except as expressly permitted in the Collaboration and Licence Agreement.
7.No License or Other Rights. Nothing in this Agreement is to be construed as a grant of a license or any other right to Recipient to utilize the Confidential Information or Materials, except as provided in this Agreement or the Collaboration and Licence Agreement, in any way whatsoever or under any trade secret, patent or patent application owned by either Party or jointly by the Parties, unless a separate written license agreement is executed. Any modification to this Agreement, and any further contract or license agreement between Recipient and Transferor regarding the Confidential Information or Material, shall be in writing and signed by the Parties.
8.Representations and Warranties. Recipient represents and warrants as follows to Transferor: (A) Recipient shall comply with (i) all laws and governmental rules, regulations and guidelines which are applicable to the Materials and the use and disposal of the Materials, including biosafety procedures, and (ii) any safety precautions accompanying the Materials; (B) Recipient is permitted to enter into this Agreement and when fully executed by the Parties this Agreement shall constitute a valid, legal and binding obligation upon Recipient, enforceable in accordance with its terms; and (C) it is not now a party to any agreement which conflicts with this Agreement and it will not knowingly enter into any agreement with any other party that would in any way conflict with this Agreement. Transferor represents and warrants as follows to Recipient: (1) Transferor is permitted to enter into this Agreement and when fully executed by the Parties this Agreement shall constitute a valid, legal and binding obligation upon Transferor, enforceable in accordance with its terms; and (2) it is not now a party to any agreement which conflicts with this Agreement and it will not knowingly enter into any agreement with any other party that would in any way conflict with this Agreement.
9.Term and Termination. The term of this Agreement shall commence as of the Effective Date and, if not earlier terminated as provided herein, shall be coterminous with the term of the Collaboration and Licence Agreement (the “Term”). The termination date of this Agreement will be either the last day of the Term or the date on which this Agreement is earlier terminated in accordance with this Section 9 (the “Termination Date”). Transferor may terminate this Agreement by giving Recipient [***] days prior written notice of termination. Upon termination of this Agreement, Recipient shall immediately discontinue any use of the Material and Confidential Information, unless the continued use is necessary to perform any obligation or exercise any right under the Collaboration and Licence Agreement, or agreed to in writing by the Transferor.
10.Return or Destruction of Material. Within [***] calendar days following the Termination Date, Recipient shall, at the written request and expense of Transferor, return to Transferor any unused Material, by registered mail, certified mail, or courier service together with a written certification that all unused Material has been returned. Alternatively, at the written request of Transferor, Recipient shall destroy any unused Material in accordance with the requirements of 21 C.F.R. 312.160(c) and shall provide Transferor with written certification that such Material has been destroyed within [***] business days following such destruction.

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11.Limitation of Liability. EXCEPT FOR (I) CLAIMS FOR INDEMNIFICATION UNDER THE PROVISIONS OF CLAUSE 28 OF THE COLLABORATION AND LICENCE AGREEMENT TO THE EXTENT SUCH DAMAGES ARE AWARDED TO A THIRD PARTY OR (II) ACTS OF GROSS NEGLIGENCE, RECKLESSNESS, INTENTIONAL MISCONDUCT, OR FRAUD, NEITHER TRANSFEROR NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO RECIPIENT OR ITS AFFILIATES FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER TRANSFEROR OR ANY REPRESENTATIVE OF TRANSFEROR HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
12.Miscellaneous.
A.No Further Obligations. Notwithstanding the terms of this Agreement, no Party to this Agreement shall be obligated to enter into any further agreement with the other.
B.Assignment. This Agreement shall be assignable only in accordance with the Collaboration and Licence Agreement.
C.Costs. Unless otherwise expressly set forth in the Collaboration and Licence Agreement, each Party shall bear its own costs and expenses incurred in connection with the preparation, delivery, evaluation, and/or destruction of the Material.
D.Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party and their respective Affiliates, successors, legal representatives and permitted assigns.
E.Governing Law. This Agreement and any Dispute arising from the performance or breach hereof will be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice of law rules. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or any subject matter hereof.
F.Survival. The expiration or earlier termination of this Agreement shall not affect any rights or obligations of either Party accruing prior to the Termination Date. The provisions of Sections 4 (solely for the period set forth therein), 5, 6, 7, 10 and 11 shall survive the Termination Date.
G.Entire Agreement/Modification. This Agreement, including Exhibit A attached hereto (together with the Collaboration and Licence Agreement and other agreements contemplated therein), sets forth the entire and complete understanding between the Parties in regard to the covered subject matter. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. In the event of any conflict between the terms of this Agreement and the terms of the Collaboration and Licence Agreement, the terms of the Collaboration and Licence Agreement shall govern.
[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized representatives as of the Effective Date.

SANOFI	EXSCIENTIA AI LIMITED
By:	By:
Name:	Name:
Title:	Title:

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Exhibit A to Material Transfer Agreement

Materials

Transferor:
Transferor contact:
Recipient name:
Recipient contact:
Address for Shipment of Material:
Shipment Date:
Amount of Material Requested:
Name and Description of Material:
Specific Description of Purpose:
Facilities:

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SCHEDULE 6
DEVELOPMENT CANDIDATE DATA PACKAGE REQUIREMENTS

[***]

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SCHEDULE 7
INITIAL PATHWAYS OF INTEREST

[***]

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SCHEDULE 8
INTENTIONALLY LEFT BLANK

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SCHEDULE 9
INTENTIONALLY LEFT BLANK

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SCHEDULE 10

RESEARCH PLAN FOR [***]

[***]

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SCHEDULE 11
RESEARCH PLAN FOR [***]
[***]

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SCHEDULE 12
FORM OF TRANSLATIONAL RESEARCH PLAN

[***]

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